As filed with the Securities and Exchange Commission on March 9, 2011
                                            Registration No. 333-171932


                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                               Amendment No. 2 to
                                   FORM S-1/A
                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                                MONSTER OFFERS
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                    7389                26-1548306
--------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)       Industrial       Identification No.)
                                  Classification
                                       Number)

                     P.O. Box 1092, Bonsall, CA              92003
          ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                                   Paul Gain
                    4056 Valle Del Sol, Bonsall, CA  92003
                Mail Delivery - PO Box 1092, Bonsall, CA  92003
                            Telephone: (760) 208-4905
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963

Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-----------------------------------------------------------------------------


If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

         [ ] Large accelerated filer      [ ] Accelerated filer
         [ ] Non-accelerated filer        [X] Smaller reporting company
             (Do not check if a
              smaller reporting Company)

                       Calculation of Registration Fee
                       -------------------------------

============================================================================
TITLE OF EACH                        PROPOSED     PROPOSED
CLASS OF                             MAXIMUM      MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED      SHARE(1)     PRICE(1)      FEE (3)
Common stock
$0.001 par value     7,500,000 (1)   $0.26(2)    $1,950,000.00  $ 226.40
                   ---------------------------------------------------------

TOTAL                7,500,000       N/A         $1,950,000.00  $ 226.40
============================================================================

(1) This Registration Statement covers the offering of common stock of the Company according to a Drawdown Equity Financing Agreement and for resale by the selling stockholder named in this prospectus. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the OTC Bulletin Board on January 21, 2011, a date within five (5) trading days prior to the date of the filing of this Registration Statement.

(3) Paid
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-----------------------------------------------------------------------------

                                    PROSPECTUS

                      SUBJECT TO COMPLETION, DATED [DATE]

The information in this prospectus is not complete and may be changed. Our Selling Stockholders may not sell these securities until the Registration Statement filed with the United States Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        7,500,000 Shares of Common Stock

                                MONSTER OFFERS

This prospectus relates to the issuance from time to time of 7,500,000 shares of common stock, par value $0.001 of Monster Offers, a Nevada corporation ("MONT" or the "Company"), being offered for sale pursuant to a Drawdown Equity Financing Agreement ("Drawdown Agreement") entered in to between the Company and Auctus Private Equity Fund, LLC ("Auctus" or "Selling Stockholder"). The total maximum amount of shares of common stock which, may be sold pursuant to the Drawdown Agreement based on an offering price of $0.26 per share would be 38,461,538 shares. The registration of 7,500,000 shares represents approximately 13% of our issued and outstanding common stock.

Pursuant to the Drawdown Agreement, which has a total drawdown amount of ten million dollars ($10,000,000), MONT has the right to sell to Auctus at its sole discretion and Auctus has the obligation to purchase through advances to the Company, the Company's common stock through Draw-Down Notices issued by the Company. The number of shares of common stock that Auctus shall purchase shall be determined by dividing the amount of the advance by the purchase price. No fractional shares will be issued.

The Selling Stockholder is selling all of the shares of common stock offered by this prospectus. It is anticipated that the Selling Stockholder, will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see "Plan of Distribution"). We will not receive any proceeds from the sale of shares by the Selling Stockholder. However, we will receive the sale price of any common stock that we sell to Auctus under the drawdown line of equity credit facility.

There are no underwriting agreements.

We have agreed to pay all the costs and expenses of this registration.

Our common stock is quoted on the Over-the-Counter Bulletin Board ("OTCBB") under the symbol "MONT."

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 9.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this preliminary prospectus is [date], 2011

                                   PROSPECTUS


                                MONSTER OFFERS
                        7,500,000 SHARES COMMON STOCK

                                TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I
PROSPECTUS SUMMARY                                                      4
RISK FACTORS                                                            9
USE OF PROCEEDS                                                         25
DETERMINATION OF OFFERING PRICE                                         25
DILUTION                                                                25
SELLING STOCKHOLDERS                                                    27
PLAN OF DISTRIBUTION                                                    28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS            31
EXECUTIVE COMPENSATION                                                  33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT          35
DESCRIPTION OF SECURITIES                                               36
INTEREST OF NAMED EXPERTS AND COUNSEL                                   37
EXPERTS                                                                 37
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
     ACT LIABILITIES                                                    38
DESCRIPTION OF OUR BUSINESS                                             39
DESCRIPTION OF PROPERTIES                                               42
LEGAL PROCEEDINGS                                                       42
MANAGEMENT'S DISCUSSION AND ANALYSIS and RESULTS OF OPERATIONS          42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE
     GOVERNANCE                                                         52
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                53
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE  54
WHERE YOU CAN FIND MORE INFORMATION                                     55
FINANCIAL STATEMENTS                                                    56

                            ABOUT THIS PROSPECTUS

This prospectus is part of a Registration statement we filed with the SEC.
You should rely only on the information provided in this prospectus and incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. The selling stockholder is offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. The rules of the SEC may require us to update this prospectus in the future.

                                     SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the information set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and the notes to the financial statements included in this prospectus.

General

Monster Offers (throughout this prospectus referred to as "we," "us," "the Company," "Monster Offers" or "MONT") is a development stage company.
Monster Offers was incorporated in the State of Nevada on February 23, 2007, under the name Tropical PC Acquisition Company. On December 11, 2007, the Company amended its Articles of Incorporation changing its name to Monster Offers. The Company was originally incorporated as a wholly owned subsidiary of Company Tropical PC, Inc., a Nevada corporation. Tropical PC was incorporated September 22, 2004, and, at the time of spin off was not listed on any exchange.

From our inception through September 30, 2010, we have generated $414,037 in revenues and we have incurred a net loss of $ 160,741. As of September 30, 2010, we had $ 17,993 in cash on hand, total current assets of $83,787, total assets of $ 91,787, total liabilities of $ 3,125, an accumulated deficit of $160,741 and a stockholders' equity of $ 88,662. In our auditor's report included in their audit for fiscal year ended December 31, 2009, the auditors expressed substantial doubt as to our ability to continue as a going concern.

We are an emerging online technology company specializing in social media commerce and advertising solutions for large Companies and Non Profit Organizations. Monster Offers serves as an online advertising agency specializing in digital production, social media commerce, and online lead generation. Potential customers include large advertisers, direct marketers, lead brokers, and advertising agencies seeking to increase brand impressions, sales, and customer contact through online marketing initiatives.

Our website is:  www.monsteroffers.com

We also provide brand development, marketing services, and software development for our clients. Our services include the development of advertising campaigns used to market products and/or services online. We also design and host direct response websites.

Our website development and media campaigns are managed by a proprietary software platform. This technology platform allows us to acquire and track online leads/sales for our clients in real-time. Comprehensive detailed reporting on website activity is also displayed which allows us to analyze the effectiveness of different marketing campaigns, advertisements and specific promotions. This statistical process helps management to determine which campaigns are performing at an acceptable level for our clients and which campaigns are achieving an acceptable profit margin for Monster Offers.

Drawdown Equity Financing Agreement
-----------------------------------

On December 29, 2010, we entered into a drawdown equity financing agreement and registration rights agreement (collectively the "Agreements") with Auctus Private Equity Fund, LLC ("Auctus"), the selling stockholder. In accordance with the Agreements, Auctus has committed, subject to certain conditions, to purchase up to $10 million of the Company's common stock over a term of up to two years. Although the Company is not mandated to sell shares under the Agreements, the Agreements give the Company the option to sell to Auctus shares of common stock at a per share purchase price equal to 97% of the lowest closing bid price during the five trading days following the Company's delivery of notice to Auctus (the "Notice"). At its option, the Company may set a floor price under which Auctus may not sell the shares which were the subject of the Notice. The floor shall be 75% of the average closing bid price of the stock over the preceding ten days prior to the Notice and can be waived at the discretion of the Company. The maximum amount of Common Stock that the Company can sell pursuant to any Notice is the greater of: (i) an amount of shares with an aggregate maximum purchase price of $500,000 or (ii) 200% of the average daily trading volume based on 20 days preceding the drawdown notice date.

Auctus is not required to purchase the shares, unless the shares which are subject to the Notice have been registered for resale and are freely tradable in accordance with the federal securities, including the Securities Act of 1933, as amended, laws and except for conditions outside of Auctus' control.

At the assumed offering price of $0.26 per share, we will be able to receive up to $1,950,000 in gross proceeds, assuming the sale of the entire 7,500,000 shares being registered hereunder pursuant to the Drawdown Equity Financing Agreement. We would be required to register 30,961,538 additional shares to obtain the balance of $10,000,000 under the Drawdown Equity Financing Agreement at the assumed offering price of $0.26. Management believes the Company will require $500,000 over the next six months through this Drawdown Equity Financing Agreement. There is uncertainty as to whether we will ever receive the full $10 million available under the equity line agreement. It is unlikely, the we will be required to register more shares, unless management identifies a major acquisition or opportunity for the Company.

The Company is obligated to file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-1, of which this prospectus forms a part, within 30 days from the date of the Agreements and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC within 120 days of filing. The Company has agreed to pay Auctus an aggregate amount of $7,500 as an
origination fee with respect to the transaction.   This is a non-refundable
origination fee equal to Two Thousand Five Hundred ($2,500) Dollars which was paid upon execution of the Drawdown Equity Financing Facility term sheet and Five Thousand ($5,000) Dollars in cash which will be taken out of the proceeds of the first Drawdown.

Summary Financial Information; Going Concern

The table below summarizes our audited financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, as well as the unaudited financial statements for the nine months ended September 30, 2010 and 2009 and for the period from our inception to September 30, 2010. In our auditor's report included in the Company's audited financial statements for fiscal year ended December 31, 2009, our auditors expressed substantial doubt as to the Company's ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate sufficient revenues to fund our operations and/or our ability to obtain additional capital, neither of which can be assured. We anticipate that our auditors will continue to express substantial doubt about our ability to continue as a going concern for the near future.

Balance Sheet Summary:

                                       Fiscal Year Ended
                              --------------------------------- At Sept. 30,
                              At Dec. 31, 2009 At Dec. 31, 2008     2010
                                  (Audited)        (Audited)    (Unaudited)
                              ---------------- ---------------- ------------
Balance Sheet
Cash and Cash Equivalents     $        18,190  $         6,469  $    17,993
Total Assets                  $        20,425  $         6,469  $    91,787
Total Liabilities             $         1,350  $         8,635  $     3,125
Total Stockholders' Equity
(Deficit)                     $        19,075  $        (2,166) $    88,662


Statement of Operations Summary:

                                                                For the Period
                                                                 February 23,
                                                                     2007
                      For the Fiscal Year   For the Nine Months (Inception) to
                        Ended Dec. 31,         September 30,       Sept. 30,
                        2009      2008       2010        2009        2010
                      (Audited) (Audited) (Unaudited) (Unaudited) (Unaudited)
                      --------- --------- ----------- ----------- -----------
Statement of Operations
Revenue               $267,909  $ 49,513  $   96,616  $  262,149  $  414,037
Net Income (Loss)     $  8,741  $(41,556) $ (121,331) $    5,451  $ (160,741)
Net Earnings (Loss)
 Per Share of Common
 Stock, basic and
 diluted                   Nil       Nil         Nil         Nil


Organizational History

Monster Offers ("the Company") was incorporated in the State of Nevada on February 23, 2007, under the name Tropical PC Acquisition Company. On December 11, 2007, the Company amended its Articles of Incorporation changing its name to Monster Offers. The Company was originally incorporated as a wholly owned subsidiary of Tropical PC, Inc., a Nevada corporation.
Tropical PC was incorporated September 22, 2004.

On June 2, 2008, the United States Securities and Exchange Commission issued the Company a Notice of Effectiveness for a Form S-1; Registration under the Securities Act of 1933. The Company registered 7,710,000 common shares of the Company. The Company is in the process of raising additional financing, of which this Registration on Form S-1 is a part.

Executive Offices and Telephone Number

Our principal executive offices are located at P.O. Box 1092, Bonsall, CA 92003, and our phone number is: (760) 208-4905.

THE OFFERING

Securities Being       7,500,000 shares of common stock are being registered
Offered:               on behalf of Auctus Private Equity Fund, LLC.

Offering Period:       Until all shares are sold or until 36 months from the
                       date that the registration statement becomes effective, whichever comes first.

Use of Proceeds:       We will not receive any proceeds from the sale of the
                       common stock by Auctus Private Equity Fund, LLC.

Risk Factors:          See "Risk Factors" and the other information in this
                       prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the following factors in evaluating us and our business before purchasing the shares of common stock offered hereby. This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.

Risks Relating To Our Company

1. WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE HISTORY OF LOSSES SINCE OUR INCEPTION. IF WE CANNOT REVERSE OUR LOSSES, WE WILL HAVE TO DISCONTINUE OPERATIONS.

From our inception on February 23, 2007 through September 30, 2010, we have generated $414,037 in revenues and we have incurred a net loss of $ 160,741. As of September 30, 2010, we had $ 17,993 in cash on hand, total current assets of $83,787, total assets of $ 91,787, total liabilities of $ 3,125, an accumulated deficit of $ 160,741 and a stockholders' equity of $ 88,662. In our auditor's report for fiscal year ended December 31, 2009, our auditors expressed substantial doubt as to our ability to continue as a going concern. We anticipate incurring losses in the foreseeable future. We do not have an established source of revenue sufficient to cover our operating costs. Our ability to continue as a going concern is dependent upon our ability to successfully compete, operate profitably and/or raise additional capital through other means. If we are unable to reverse our losses, we will have to discontinue operations.

2.  THE LIMITED PUBLIC TRADING MARKET MAY CAUSE VOLATILITY IN OUR STOCK
PRICE.

The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus and will be subject to significant volatility. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock.

3. SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK, AS THE FUTURE SALE OF A SUBSTANTIAL AMOUNT OF OUTSTANDING STOCK IN THE PUBLIC MARKETPLACE COULD REDUCE THE PRICE OF OUR COMMON STOCK.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. Sales of shares of our common stock in the public market covered under an effective registration statement, or the perception that those sales may occur, could cause the trading price of our common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

4. WE DO NOT EXPECT TO GENERATE CASH FLOW FROM OPERATIONS FOR THE FORESEEABLE FUTURE. WE WILL NEED TO RAISE CAPITAL IN THE FUTURE BY SELLING MORE COMMON STOCK AND IF WE ARE ABLE TO DO SO, YOUR OWNERSHIP OF THE COMPANY'S COMMON STOCK WILL BE DILUTED.

We do not expect to generate cash flow from operations for the foreseeable future. Consequently, we will be required to raise additional capital by selling additional shares of common stock. There can be no assurance that we will be able to do so but if we are successful in doing so, your ownership of the Company's common stock will be diluted which might depress the market price of our common stock, if a market ever develops.

5. OUR HISTORY OF LOSSES IS EXPECTED TO CONTINUE AND WE WILL NEED TO OBTAIN ADDITIONAL CAPITAL FINANCING IN THE FUTURE.

We have a history of losses and expect to generate losses until such a time when we can become profitable in the distribution of our planned products. As of the date of this prospectus, we cannot provide an estimate of the amount of time it will take to become profitable, if ever; however, we do not believe we will become profitable within the next 24 months.

We will be required to seek additional financing in the future to respond to increased expenses or shortfalls in anticipated revenues, accelerate product development, respond to competitive pressures, develop new or enhanced products, or take advantage of unanticipated acquisition opportunities. In order for us to carry out our intended business plan, management believes that we need to raise approximately $5 million over a three year period. Management anticipates that the $5 million will go towards regulatory compliance, product marketing, the development of new software programs and platforms and the development of our "Deal of Day" programs. The Company anticipates obtaining the required funding through equity investment in the company. We cannot be certain we will be able to find such additional financing on reasonable terms, or at all. If we are unable to obtain additional financing when needed, we could be required to modify our business plan in accordance with the extent of available financing made available to our Company. If we obtain the anticipated amount of financing through the offering of our equity securities, this will result in substantial dilution to our existing shareholders, and should be considered a serious risk of investment.

6. WE EXPECT OUR OPERATING EXPENSES TO INCREASE AND MAY AFFECT PROFIT MARGINS AND THE MARKET VALUE OF OUR COMMON STOCK.

Upon obtaining additional capital, we expect to significantly increase our operating expenses to expand our marketing operations, and increase our level of capital expenditures to further develop and maintain our proprietary software systems. Such increases in operating expense levels and capital expenditures may adversely affect operating results and profit margins which may significantly affect the market value of common stock. There can be no assurance that we will, one day, achieve profitability or generate sufficient profits from operations in the future.

7.  CURRENT ECONOMIC CONDITIONS MAY PREVENT US FROM GENERATING REVENUE.

Generally, consumer purchases of "Deal of the Day" offers are discretionary and may be particularly affected by adverse trends in the general economy. Our ability to generate or sustain revenues is dependent on a number of factors relating to discretionary consumer spending. These include economic conditions and consumer perceptions of such conditions by consumers, employment, the rate of change in employment, the level of consumers' disposable income and income available for discretionary expenditure, business conditions, interest rates, consumer debt and asset values, availability of credit and levels of taxation for the economy as a whole and in regional and local markets where the our Company operates.

The United States is currently recovering from an economic downturn, the extent and duration of which cannot be currently predicted, and includes record low levels of consumer confidence due, in part, to job losses. Due to these factors, consumers are not expected to purchase non-essential goods, including our products. If the current economic conditions do not improve, we may not achieve or be able to maintain profitability which may negatively affect the liquidity and market price of our common stock.

Also due to the economic downturn in the United States, credit and private financing is becoming difficult to obtain at reasonable rates, if at all. Until we achieve profitability at sufficient levels, if at all, we will be required to obtain loans and/or private financings to develop and sustain our operations. If we are unable to achieve such capital infusions on reasonable terms, if at all, our operations may be negatively affected.

8. WE MAY NOT BE ABLE TO COMPETE WITH OTHER ONLINE ADVERTISING AGENCIES ALMOST ALL OF WHOM HAVE GREATER RESOURCES AND EXPERIENCE THAN WE DO.

The Internet industry is dominated by large, well-financed firms. We do not have the resources to compete with larger providers of these similar services at this time. With the minimal resources we have available, we may experience great difficulties in building a customer base. Competition by existing and future competitors could result in our inability to secure any new customers. This competition from other entities with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to successfully execute our business plan. Further, Monster Offers cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force it to cease operations.

9. THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO ENHANCE ITS PRODUCTS OR SERVICES, OR DEVELOP OTHER PRODUCTS OR SERVICES.

At September 30, 2010, we had $17,993 cash on-hand. There is substantial doubt as to our ability to continue as a going concern. If we are unable to achieve profitability in the future, recruit sufficient personnel or raise money in the future, our ability to develop our services would be adversely affected. Our inability to develop our services or develop new services, in view of rapidly changing technology, changing customer demands and competitive pressures, would have a material adverse affect upon our business, operating results and financial condition.

10. RAPID TECHNOLOGICAL ADVANCES COULD RENDER OUR EXISTING PROPRIETARY TECHNOLOGIES OBSOLETE.

The Internet and online commerce industries are characterized by rapid technological change, changing market conditions and customer demands, and the emergence of new industry standards and practices that could render our existing Web site and proprietary technology obsolete. Our future success will substantially depend on our ability to enhance our existing services, develop new services and proprietary technology and respond to technological advances in a timely and cost-effective manner. The development of other proprietary technology entails significant technical and business risk. There can be no assurance that we will be successful in developing and using new technologies or adapt our proprietary technology and systems to meet emerging industry standards and customer requirements. If we are unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, or if our new products and electronic commerce services do not achieve market acceptance, our business, prospects, results of operations and financial condition would be materially adversely affected.

11. INTERNET COMMERCE SECURITY THREATS COULD POSE A RISK TO OUR ONLINE SALES AND OVERALL FINANCIAL PERFORMANCE.

A significant barrier to online commerce is the secure transmission of confidential information over public networks. We and our partners rely on encryption and authentication technology to provide the security and authentication necessary to effect secure transmission of confidential information. There can be no assurance that advances in computer capabilities; new discoveries in the field of cryptography or other developments will not result in a compromise or breach of the algorithms used by us and our partners to protect consumer's transaction data. If any such compromise of security were to occur, it could have a materially adverse effect on our business, prospects, financial condition and results of operations. A party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and the privacy of users may also hinder the growth of online services generally, especially as a means of conducting commercial transactions. To the extent that our activities, our partners or third-party contractors involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. There can be no assurance that our security measures will not prevent security breaches or that failure to prevent such security breaches will not have a materially adverse effect on our business, prospects, financial condition and results of operations.


12. NEW TECHNOLOGIES COULD BLOCK OR FILTER OUR "DEAL OF THE DAY" ADS, WHICH COULD REDUCE THE EFFECTIVENESS OF OUR SERVICES AND LEAD TO A LOSS OF CUSTOMERS.

Technologies may be developed that can block the display of our "Deal of the Day" ads. We expect to derive a portion of our revenues from fees paid to us by advertisers in connection with the display of ads on web pages. Any ad-blocking technology effective against our ad placements could severely restrict the number of advertisements that we are able to place before consumers resulting in a reduction in the attractiveness of our services to advertisers. If advertisers determine that our services are not providing substantial value, we may suffer a loss of clients. As a result, ad-blocking technology could, in the future, substantially decrease the number of ads we place resulting in a decrease in our revenues.

13. RISK OF CAPACITY CONSTRAINTS; RELIANCE ON INTERNALLY DEVELOPED SYSTEMS; SYSTEM DEVELOPMENT RISKS.

A key element of our strategy is to generate a high volume of traffic on, and use of, our services across our websites and network infrastructure and systems. Accordingly, the satisfactory performance, reliability and availability of our software systems, transaction-processing systems and network infrastructure are critical to our reputation and our ability to attract and retain customers, as well as maintain adequate customer service levels. Our revenues depend on the number of visitors who sign up for our services. Any systems interruptions that result in the unavailability of our software systems or network infrastructure, or reduced order placements would reduce the volume of sign ups and the attractiveness of our product and service offerings. We may experience periodic systems interruptions from time to time. Any substantial increase in the volume of traffic on our software systems or network infrastructure will require us to expand and upgrade further our technology, transaction-processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our Web site or timely expand and upgrade our systems and infrastructure to accommodate such increases. We will use a combination of industry supplied software and internally developed software and systems for our search engine, distribution network, and substantially all aspects of transaction processing, including order management, cash and credit card processing, and accounting and financial systems. Any substantial disruptions or delays in any of our systems would have a materially adverse effect on our business, prospects, financial condition and results of operations.


14. STORAGE OF PERSONAL INFORMATION ABOUT OUR CUSTOMERS COULD POSE A SECURITY THREAT.

Our policy is not to willfully disclose any individually identifiable information about any user to a third party without the user's consent. Despite this policy, however, if third persons were able to penetrate our network security or otherwise misappropriate our users' personal information or credit card information, we could be subject to liability. These could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other misuses of personal information, such as for unauthorized marketing purposes. These claims could result in litigation. In addition, the Federal Trade Commission and other states have been investigating certain Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if they chose to investigate our privacy practices.

15. WE HAVE TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGE TO CONTINUE OFFERING OUR "DEAL OF THE DAY" ADVERTISING CLIENTS COMPETITIVE SERVICES OR WE MAY LOSE CLIENTS AND BE UNABLE TO COMPETE.

Our future success will depend on our ability to continue delivering our "Deal of the Day" advertising clients competitive results-based Internet marketing services. In order to do so, we will need to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance of our services. Our failure to adapt to such changes would likely lead to a loss of clients or a substantial reduction in the fees we would be able to charge versus competitors who have more rapidly adopted improved technology. Any loss of clients or reduction of fees would adversely impact our revenue. In addition, the widespread adoption of new Internet technologies or other technological changes could require substantial expenditures by us to modify or adapt our services or infrastructure. If we are unable to pass all or part of these costs on to our clients, our margins and, therefore, profitability will be reduced.


16.  WE MAY NOT BE ABLE TO FIND SUITABLE EMPLOYEES.

The Company currently relies heavily upon the services and expertise of Paul Gain, our sole officer and director. In order to implement the aggressive business plan of the Company, management recognizes that additional programmers, graphic artists and clerical staff will be required. Our sole officer is the only employed personnel at the outset of operations. Our sole officer can manage the office functions/bookkeeping services and use outsourcing service companies until the Company can generate enough revenues to hire additional staff.

No assurances can be given that the Company will be able to find suitable employees that can support the above needs of the Company or that these employees can be hired on terms favorable to the Company.


17. THERE EXISTS UNCERTAINTY WITH REGARDS TO OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY.

Our prospects for success may depend, in part, on our ability to obtain commercially valuable patents, trademarks and copyrights to protect our intellectual property, specifically our software programs. The degree of future protection for our technologies or potential products is uncertain. There are numerous costs, risks and uncertainties that the Company faces with respect to obtaining and maintaining patents and other proprietary rights. The Company may not be able to obtain meaningful patent protection for its future developments. To date, the Company does not have any pending patent or trademark applications with the U.S. Patent and Trademark Office or any agency with regard to the above-referenced intellectual property assets.

In connection with the trademarks, there can be no assurance that such trademarks will provide the Company with significant competitive advantages, or that challenges will not be instituted against the validity or enforceability of any trademarks sublicensed to the Company or, if instituted, that such challenges will not be successful. To date, there have been no interruptions in our business as the result of any claim of infringement. However, no assurance can be given that the Company will not be adversely affected by the assertion of intellectual property rights belonging to others. The cost of litigation to uphold the validity of a trademark and prevent infringement can be very substantial and may prove to be beyond our financial means even if the Company could otherwise prevail in such litigation. Furthermore, there can be no assurance that others will not independently develop similar designs or technologies, duplicate our designs and technologies or design around aspects of our technology, or that the designs and technologies will not be found to infringe on the patents, trademarks or other rights owned by third parties. The effects of any such assertions could include requiring the Company to alter existing trademarks or products, withdraw existing products, including the products delaying or preventing the introduction of products or forcing the Company to pay damages if the products have been introduced.


18. INTELLECTUAL PROPERTY LITIGATION MAY BE NECESSARY AND AN UNFAVORABLE OUTCOME COULD HURT THE COMPANY.

We may become party to patent litigation or proceedings at the U.S. Patent and Trademark Office or at a foreign patent office to determine whether it can market its future products without infringing patent rights of others. Interference proceedings in the U.S. Patent Office or opposition proceedings in a foreign patent office may be necessary to establish which party was the first to design such intellectual property. The cost of any patent litigation or similar proceeding could be substantial and may absorb significant management time and effort. If an infringement suit against us is resolved unfavorably, we may be enjoined from manufacturing or selling certain of its products or services without a license from an adverse third party. We may not be able to obtain such a license on commercially acceptable terms, or at all.

19. WE MAY BE LIABLE FOR CONTENT IN THE ADVERTISEMENTS WE DELIVER FOR OUR CLIENTS RESULTING IN UNANTICIPATED LEGAL COSTS.

We may be liable to third parties for content in the advertising we deliver if the artwork, text or other content involved violates copyrights, trademarks or other third-party intellectual property rights or if the content is defamatory. Although substantially all of our contracts include both warranties from our advertisers that they have the right to use and license any copyrights, trademarks or other intellectual property included in an advertisement and indemnities from our advertisers in the event of a breach of such warranties, a third party may still file a claim against us. Any claims by third parties against us could be time-consuming, could result in costly litigation and adverse judgments. Such expenses would increase our costs of doing business and reduce our net income per share. In addition, we may find it necessary to limit our exposure to such risks by accepting fewer or more restricted advertisements leading to loss of revenue.


20. BECAUSE OUR ONLINE DEAL OF THE DAY PROGRAMS GENERALLY CAN BE CANCELLED BY THE CLIENT WITH LITTLE OR NO NOTICE OR PENALTY, THE TERMINATION OF ONE OR MORE PROGRAM COULD RESULT IN AN IMMEDIATE DECLINE IN OUR REVENUES.

We expect to derive the majority of our revenues from "Deal of the Day", marketing services. These services are provided to advertise clients services on a short-term basis. They may be canceled upon thirty (30) days or less notice. In addition, these arrangements to advertise for clients generally do not contain penalty provisions for early cancellation. The short term advertising agreements in general reflect the limited time lines, budgets and customer acquisition goals of specific advertising campaigns and are consistent with industry practice. The non-renewal, re-negotiation, cancellation or deferral of large contracts or a number of contracts that in the aggregate account for a significant amount of revenues, could cause an immediate and significant decline in our revenues and harm our business.


21. IF WE ENGAGE IN ACQUISITIONS, WE MAY EXPERIENCE SIGNIFICANT COSTS AND DIFFICULTY ASSIMILATING THE OPERATIONS OR PERSONNEL OF THE ACQUIRED COMPANIES, WHICH COULD THREATEN OUR FUTURE GROWTH.


If we make any acquisitions, we could have difficulty assimilating the operations, technologies and products acquired or integrating or retaining personnel of acquired companies. In addition, acquisitions may involve entering markets in which we have no or limited direct prior experience. The occurrence of any one or more of these factors could disrupt our ongoing business, distract our management and employees and increase our expenses.
In addition, pursuing acquisition opportunities could divert our management's attention from our ongoing business operations and result in decreased operating performance. Moreover, our profitability may suffer because of acquisition-related costs or amortization of acquired goodwill and other intangible assets. Furthermore, we may have to incur debt or issue equity securities in future acquisitions. The issuance of equity securities would dilute our existing stockholders.

22. BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTION AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

We do not currently have independent audit or compensation committees. As a result, our director(s) have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

23. COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE, AND OUR MANAGEMENT'S INEXPERIENCE WITH SUCH REGULATIONS WILL RESULT IN ADDITIONAL EXPENSES AND CREATES A RISK OF NON-COMPLIANCE.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities. Management's inexperience may cause us to fall out of compliance with applicable regulatory requirements, which could lead to enforcement action against us and a negative impact on our stock price.

Additional Risks Relating to Our Common Stock

24.  THE MARKET PRICE FOR OUR STOCK MAY BE VOLATILE.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

   o   liquidity of the market for the shares;

   o   actual or anticipated fluctuations in our quarterly operating results;

   o   changes in financial estimates by securities research analysts;

   o   conditions in the markets in which we compete;

   o changes in the economic performance or market valuations of other "Deal of the Day" companies;

   o announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

   o   addition or departure of key personnel;

   o   intellectual property litigation;

   o   our dividend policy; and

   o   general economic conditions.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

25. SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK, AS THE FUTURE SALE OF A SUBSTANTIAL AMOUNT OF OUTSTANDING STOCK IN THE PUBLIC MARKETPLACE COULD REDUCE THE PRICE OF OUR COMMON STOCK.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time. Sales of shares of our common stock in the public market covered under an effective registration statement, or the perception that those sales may occur, could cause the trading price of our common stock to decrease or to be lower than it might be in the absence of those sales or perceptions.

26. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock and no preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


27. OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK," AND THEREBY BE SUBJECT TO ADDITIONAL SALE AND TRADING REGULATIONS THAT MAY MAKE IT MORE DIFFICULT TO SELL.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

   (a) that a broker or dealer approve a person's account for transactions in penny stocks; and

   (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


28. WE DO NOT FORESEE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE AND, AS A RESULT, OUR INVESTORS' SOLE SOURCE OF GAIN, IF ANY, WILL DEPEND ON CAPITAL APPRECIATION, IF ANY.

We have never paid cash dividends on our common stock and we do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our shares may be investors' sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their shares of the Company at or above the price they paid for them.

29. WE HAVE INCURRED INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY AND WE MAY NOT HAVE ENOUGH AVAILABLE CASH TO PAY OUR EXPENSES FOR THE NEXT TWELVE MONTHS.

As a public company, we have incurred significant legal, accounting and other expenses that we would not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as related rules adopted by the U. S. Securities and Exchange Commission, has imposed substantial requirements on public companies, including certain corporate governance practices and requirements relating to internal control over financial reporting. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Effective internal controls are necessary for us to produce reliable financial reports and are important in helping prevent financial fraud. If we are unable to achieve and maintain adequate internal controls, our business and operating results could be harmed.

Management anticipates the Company will be required to spend at least $15,000 over the next twelve months to keep the company fully reporting for the next twelve months. Based on current cash on hand of $17,993, as of September 30, 2010, with accounts receivables of $65,794 and $3,125 in current liabilities, management believes the Company has sufficient funds to meet its fully reporting obligations for the next twelve months. However, the Company will need additional capital to fully develop its business plan. Failure to secure additional funding can result in the company being fully reporting, but not operational. This would have an adverse effect on any future revenues and hinder any future profit potentials for the Company.


30. AUCTUS PRIVATE EQUITY FUND LLC WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

Our common stock to be issued under the Drawdown Equity Facility Agreement will be purchased at a three (3%) discount or 97% of the lowest closing bid price during the five trading days immediately following our notice to Auctus Private Equity Fund LLC of our election to exercise our "put" right.

Auctus Private Equity Fund LLC has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If Auctus Private Equity Fund LLC sells our shares, the price of our common stock may decrease. If our stock price decreases, Auctus may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Drawdown Agreement may cause the price of our common stock to decline.

Risk Factors Related to Our Securities, the Equity Line of Credit and This Offering

31. WE ARE REGISTERING AN AGGREGATE OF 7,500,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY LINE OF CREDIT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 7,500,000 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Line of Credit. The sale of these shares into the public market by Auctus could depress the market price of our common stock.

32. RAISING CAPITAL THROUGH THE SALE OF STOCK TO AUCTUS WILL DILUTE STOCKHOLDER VALUE.

On December 23, 2010, we entered into the Drawdown Equity Financing Agreement with Auctus, pursuant to which, and subject to the terms and conditions therein, we shall issue and sell to Auctus, from time to time, and Auctus shall purchase, up to $10,000,000 of our common stock at price equal to 97% of the lowest closing bid price of our common stock during the five consecutive trading day period immediately after a put notice is delivered to Auctus. If we obtain additional funds by selling any of our common stock under the Drawdown Equity Financing Agreement, the percentage ownership of our stockholders will be reduced, or stockholders may experience additional dilution. If Auctus is unable to fulfill their obligations under the Drawdown Equity Financing Agreement, we may be required to cease operating or otherwise modify our business strategy.

If we obtain additional funds by selling any of our equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience substantial dilution, the price of our common stock may decline, or the equity securities issued may have rights, preferences or privileges senior to the common stock. To the extent that services are paid for with common stock or stock options that are exercised and sold into the market, the market price of our common stock could decline and your ownership interest will be diluted. If adequate funds are not available to us on satisfactory terms, we will be required to limit or cease our operations, or otherwise modify our business strategy, which could materially harm our future business prospects.


33.  WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT UNDER THE EQUITY LINE.

During the period ended January 20, 2011, the closing price of our common stock was $0.26 based on low volume. There is no assurance that the market price of our common stock will increase substantially in the near future.
The entire commitment under the Equity Line of Credit is $10,000,000. The number of common shares that remains issuable is lower than the number of common shares we need to issue in order to have access to the full amount under the Equity Line of Credit. At the assumed offering price of $0.26 per share, we will be able to receive up to $1,950,000 in gross proceeds, assuming the sale of the entire 7,500,000 shares being registered hereunder pursuant to the Drawdown Equity Financing Agreement. We would be required to register 30,961,538 additional shares to obtain the balance of $10,000,000 under the Drawdown Equity Financing Agreement at the assumed offering price of $0.26. Therefore, we may not have access to the remaining commitment under the equity line unless we amend our Articles of Incorporation to increase the number of authorized common shares and/or the market price of our common stock increase substantially.

34. THERE MAY NOT BE SUFFICIENT TRADING VOLUME IN OUR COMMON STOCK TO PERMIT US TO GENERATE ADEQUATE FUNDS.

The Drawdown Equity Financing Agreement provides that the dollar value that we will be permitted to draw from Auctus will be either: (A) 200% of the average daily volume in the US market of the common stock for the twenty trading days prior to the Drawdown Notice, or (B) $500,000. If the average daily trading volume in our common stock is too low, it is possible that we would only be permitted to draw $500,000, which may not provide adequate funding for our planned operations.

35. UNLESS AN ACTIVE TRADING MARKET DEVELOPS FOR OUR SECURITIES, YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

Although, we are a reporting company and our common shares are quoted on the OTC Bulletin Board (owned and operated by the Nasdaq Stock Market, Inc.) under the symbol "MONT", there is not currently an active trading market for our common stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our common stock, and you may be unable to sell your common stock or any attempted sale of such common stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

36. SINCE OUR COMMON STOCK IS THINLY TRADED IT IS MORE SUSCEPTIBLE TO EXTREME RISES OR DECLINES IN PRICE, AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE PAID.

Since our common stock is thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including:

   o   the trading volume of our shares;
   o the number of securities analysts, market-makers and brokers following our common stock;
   o changes in, or failure to achieve, financial estimates by securities analysts;
   o new products or services introduced or announced by us or our competitors;
   o   actual or anticipated variations in quarterly operating results;
   o   conditions or trends in our business industries;
   o announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures of capital commitments;
   o   additions or departures of key personnel;
   o   sales of our common stock; and
   o general stock market price and volume fluctuations of publicly-traded and particularly microcap, companies.

You may have difficulty reselling shares of our common stock, either at or above the price you paid, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, securities class action litigation has often been initiated following periods of volatility in the market price of a company's securities. A securities class action suit against us could result in substantial legal fees, potential liabilities and the diversion of management's attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC Bulletin Board and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

37. TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR YOU TO RESELL ANY SHARES YOU MAY OWN.

Our common stock is quoted on the OTC Bulletin Board (owned and operated by the Nasdaq Stock Market, Inc.). The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a national exchange or on the Nasdaq National Market, you may have difficulty reselling any of the shares of our common stock that you may own.

                           FORWARD LOOKING STATEMENTS

When used in this Prospectus, the words or phrases "will likely result," "we expect," "will continue," "anticipate," "estimate," "project," "outlook," "could," "would," "may," or similar expressions are intended to identify forward-looking statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Such risks and uncertainties include, among others, success in reaching target markets for products in a highly competitive market and the ability to attract future customers, the size and timing of additional significant orders and their fulfillment, the success of our business emphasis, the ability to finance and sustain operations, the ability to raise equity capital in the future, and the size and timing of additional significant orders and their fulfillment.

                                USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling security holder. However, the Company anticipates receiving up to $10,000,000 gross proceeds pursuant to the equity facility with Auctus. If the Company receives $10,000,000, we expect to disburse the proceeds from this offering in the priority set forth below:


Offering Proceeds:                          $ 10,000,000

Marketing and Sales Initiatives                3,000,000

Operating Expenses                             2,000,000

Software Development                           2,000,000

Acquisitions                                   2,500,000

Working Capital                                  500,000
                                            ------------
                                Totals:     $ 10,000,000


                          DETERMINATION OF OFFERING PRICE

The Selling Stockholder may sell its shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of shares by the Selling Stockholder.

                                    DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net Book Value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of MONT's issued and outstanding stock.

MONT's net book value on September 30, 2010 was $(88,662 divided by 48,288,707 shares) or $(0.0018) per share. Assuming all 7,500,000 shares offered are sold, and in effect MONT receives the maximum estimated proceeds of this offering from shareholders, MONT's net book value will be $2,338,662 or $0.0419 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.009 while the MONT present stockholder will receive an increase of $0.040 per share in the net book value of the shares that he holds. This will result in a 86% dilution for purchasers of stock in this offering.

The following table presents the dilution of the net book value of common stock purchased by Auctus in this offering of 7,500,000 shares compared with those existing shareholders who purchased shares in MONT previously:

                                                          Share
                                                         Maximum
                                                         Offering
                                                         --------
Dilution resulting from:

      Book Value Per Share Before the Offering            $0.0018

      Book Value Per Share After the Offering             $0.0419

      Net Increase to Original Shareholders               $0.0401

      Decrease in Investment to New Shareholders          $0.0086

      Dilution to New Shareholders (%)                     86.03%

                               SELLING STOCKHOLDER

Drawdown Equity Financing Agreement.

On December 29, 2010, we entered into a drawdown equity financing agreement and registration rights agreement (collectively the "Agreements") with Auctus Private Equity Fund, LLC ("Auctus", the "Selling Stockholder"). In accordance with the Agreements, Auctus has committed, subject to certain conditions, to purchase up to ten million dollars ($10,000,000) of the Company's common stock over a term of up to two years. Although the Company is not mandated to sell shares under the Agreements, the Agreements give the Company the option to sell to Auctus shares of common stock at a per share purchase price of equal to 97% of the lowest closing bid price during the five trading days following the Company's delivery of notice to Auctus (the "Notice"). At its option, the Company may set a floor price under which Auctus may not sell the shares which were the subject of the Notice. The floor shall be 75% of the average closing bid price of the stock over the preceding ten days prior to the Notice and can be waived at the discretion of the Company.

Auctus is not required to purchase the shares, unless the shares which are subject to the Notice have been registered for resale and are freely tradable in accordance with the federal securities laws, including the Securities Act of 1933, as amended. The Company is obligated to file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-1, of which this prospectus forms a part, within 30 days from the date of the Agreements and to use all commercially reasonable efforts to have such registration statement declared effective by the SEC within 120 days of filing. The Company has agreed to pay Auctus an aggregate amount of $7,500 as an origination fee with respect to the transaction. This is a non-refundable origination fee equal to Two Thousand Five Hundred ($2,500) Dollars which was paid upon execution of the Drawdown Equity Financing Facility term sheet and Five Thousand ($5,000) Dollars in cash which will be taken out of the proceeds of the first Drawdown.

During the five trading days following a drawdown request, we will calculate the amount of shares we will sell to Auctus and the purchase price per share. The purchase price per share of common stock will be based on the daily volume weighted average price of our common stock during each of the five trading days immediately following the drawdown date, less a discount of 5%. Auctus' obligations under the equity line agreement are not transferrable.

There is no minimum amount we can draw down at any one time. The maximum amount we can draw down at any one time is the larger of:

o  $500,000; or

o 200% of the average daily volume based on the trailing 20 days preceding the drawdown notice date.

Lou Posner is the natural person and Managing Director of Auctus Private Equity Fund, LLC who exercises the voting and dispositive powers with respect to the shares to be offered by the Company. Lou Posner has had no other material relationship with the Company and has owned no securities of the Company prior to the offering.


                               PLAN OF DISTRIBUTION

The Selling Stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time ("selling stockholders") sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;

o  facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o  privately-negotiated transactions;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o  through the writing of options on the shares;

o  a combination of any such methods of sale; and

o  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

Auctus Private Equity Fund, LLC, the underwriter herein, may offer for sale up to an estimated 7,500,000 shares of our common stock which it will originally acquire pursuant to the terms of the equity line of credit agreement as more fully described under "Selling Stockholder." Auctus will be offering such shares for their own account. We do not know for certain how or when Auctus will choose to sell their shares of common stock.
However, they can sell such shares at any time or through any manner set forth in this plan of distribution at such time as we have "put" the shares to them. We may request Auctus to purchase shares by delivering a Drawdown Notice to Auctus. We have acknowledged that Auctus may sell shares corresponding with a particular Drawdown Notice after the Drawdown Notice is received by Auctus which allows them to short sell the shares. There shall be a minimum of five (5) Trading Days between each Drawdown Notice Date.

To permit Auctus to resell the shares of common stock issued to it, we agreed to file a Registration Statement, of which this prospectus is a part, and all necessary amendments and supplements with the SEC for the purpose of registering and maintaining the registration of the shares. We will bear all costs relating to the registration of the common stock offered by this prospectus. We will keep the Registration Statement effective until the date after which all of the shares of common stock held by Auctus that are covered by the registration statement have been sold by Auctus pursuant to such registration statement.

      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the respective names, ages and positions of our directors and executive officers as well as the year that each of them commenced serving as a director with MONT. The terms of all of the directors, as identified below, will run until our annual meeting of stockholders in 2011.


Name                      Age                 Position
-------------             ---                 ------------------------------
Paul Gain                 49                  Chairman and Chief
                                              Executive Officer
----------------------------------------------------------------------------


Biography of Paul Gain, CEO & Director
--------------------------------------

Mr. Gain is a software industry veteran with over 24 years of experience working for startup and early-stage companies that pioneered new business concepts and technologies. His efforts helped shape strategies into business results. His accomplishments include the launch, management, and sale of several software technology and services companies, along with key management
positions in emerging technology companies.   The following provides a
summary of his recent past experience:

Prime Mover Global, LLC (July 2007 - August 2010) Mr. Gain was Manager and CEO of Prime Mover Global, LLC. He and his team developed innovative technology assets including product configuration and simulation tools, and a web 2.0 social commerce platform. The Company also generated revenues by providing outsourced consulting services to organizations in web 2.0 social networking, online commerce, strategic business planning & development, IT strategy, design, and management.

Lydian Technology (February, 2006 - June, 2007) After the successful sale of WellFound Decade Corporation to Lydian Trust, Mr. Gain was retained as CEO of Lydian Technology Group. His roles included the integration of existing business operations, product strategy, and people, providing technology solutions to the financial services and mortgage industry.

Wellfound / Decade Corporation (September, 2002 - February, 2006) Mr. Gain held the CEO position of WellFound technology, an internet era systems integration services company. He re-focused the team towards the development of a "service-oriented architecture" technology integration platform, restructured the development resources to leverage a global development team process, and successfully launched the resulting platform and company into the financial services industry as a complete newcomer.

VelociGen / Blue Titan Corporation (2000 - 2002) Mr. Gain was hired by the outside investors of VelociGen as Senior VP of Business Development to help shape the company's business model and strategy for a new web services product line. The company had developed a set of tools and needed to package these tools into a product suite that could provide value to its target clients. Blue Titan was then eventually sold to SOA Software.

CMstat Corporation (1986 - 1997) Mr. Gain founded and served as President and CEO of CMstat Corporation, a Configuration and Product Data Management enterprise software company focused primarily in the aerospace, telecommunications, and government markets. While at CMstat, he was recognized worldwide as a leading authority and speaker in Configuration and Product Data Management, and eventually led the CMstat team to a acquisition by VSE Corporation (NASDAQ: VSEC).


Education:
----------

Mr. Gain is a graduate of Ferris State University in Michigan, with degrees in Business Management, Automotive Technology, and Mechanical Engineering.

Involvement in Certain Legal Proceedings

None of the executive officers of the Company (i) has been involved as a general partner or executive officer of any business which has filed a bankruptcy petition; (ii) has been convicted in any criminal proceeding nor is subject to any pending criminal proceeding; (iii) has been subjected to any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (iv) has been found by a court, the United States Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law.

Information Concerning Non-Director Executive Officers

We currently have no executive officers serving who are non-directors.

                       DIRECTOR AND OFFICER COMPENSATION
                           Summary Compensation Table

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our company at any time during the year ended December 31, 2010, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2008. The foregoing persons are collectively referred to herein as the "Named Executive Officers." Compensation information is shown for fiscal years 2010, 2009, 2008 and 2007.

SUMMARY COMPENSATION TABLES
                         ----------------------------------------------------
                                        Annual Compensation
                         ----------------------------------------------------
     Name and       Year                           Stock        Option
Principal Position  End  Salary ($)   Bonus ($)   Awards ($)     Awards($)
-----------------------------------------------------------------------------
Paul Gain
Chairman/CEO       2010   $    -0-     -0-         -0-              -0-

Jonathan W. Marshall
Director/President/
CFO/Secretary      2009   $    -0-     -0-         -0-              -0-

Nate Kaup
Former Director/
President/
CFO/Secretary      2008    33,000      -0-         -0-              -0-
                   2007       -0-      -0-         -0-              -0-
-----------------------------------------------------------------------------

                        Non-equity       Nonqualified    All
                        Incentive        Deferred        Other
Name and Principal Year Plan($)          Compensation    Compens-
     Position       End Compensation ($) Earnings($)     ation ($)   Total($)
-----------------------------------------------------------------------------
Paul Gain
Chairman/CEO       2010 $-0-             -0-             -0-              -0-

Jonathan W. Marshall
Director/President/
CFO/Secretary      2009 $-0-             -0-             -0-              -0-

Nate Kaup
Director/President/
CFO/Secretary      2008 $-0-             -0-             -0-         $33,000
                   2007 $-0-             -0-             -0-              -0-
-----------------------------------------------------------------------------

No stock options have been granted to the Company's officers and directors and none are issued or outstanding.

We do not maintain key-man life insurance for our executive officer/director. We do not have any long-term compensation plans, stock option plans or employment agreements with our executive officer/director.


Significant Employees

We have no significant employees other than our executive officers and directors named in this prospectus. We conduct our business through agreements with consultants and arms-length third parties.

Committees of the Board of Directors

Our audit committee presently consists of our director. Our board does not have compensation, governance, nominating or executive committees or any other committees. Our entire board serves in such capacities until their respective successors are elected and qualified.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock As of the date of this prospectus by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person.


                                          AMOUNT AND
                                          NATURE OF
TITLE OF    NAME OF BENEFICIAL            BENEFICIAL         PERCENT OF
CLASS       OWNER AND POSITION            OWNERSHIP          CLASS(1)
-----------------------------------------------------------------------------
Common      Paul Gain (1)                14,700,000             24.4%
            President

Common      Powerhouse Development (4)   16,875,000             28.0%
            Shareholder
-----------------------------------------------------------------------------
DIRECTORS AND OFFICERS AS A GROUP
                     (1 person)          14,700,000             24.4%


(1)  Percent of Class based on 60,200,000 shares
(2)  Paul Gain, P.O. Box 1092, Bonsall, CA  92003
(3) Powerhouse Development, a Panamanian Corporation, Box 832-0816, World Trade Center, Panama City Panama. Marisela Simmons has the voting and dispositive power over the shares owned by this entity.

                            DESCRIPTION OF SECURITIES

General

Under our Certificate of Incorporation, we are authorized to issue an aggregate of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the date hereof, 60,200,000 shares of our common stock are issued and outstanding, and there are approximately 2,120 holders of record of our Common Stock.

Common Stock

Pursuant to our bylaws, our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, pursuant to Nevada Corporate Law NRS 78.320. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Upon liquidation, dissolution or winding up of our company, the holders of shares of our common stock will be entitled to receive, on a pro rata basis, all assets of our company available for distribution to such holders.

In the event of any merger or consolidation of our company with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash), on a pro rata basis.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Market for Common Stock

Our common stock is quoted on the OTC Bulletin Board under the symbol, "MONT." The market for our common stock has been sporadic.

Dividend Policy

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future. Our Board periodically will reevaluate this dividend policy taking into account our operating results, capital needs, and the terms of our existing financing arrangements and other factors.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We do not have a stock option plan in place nor are there any outstanding exercisable for shares of our common stock.

                       INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                    EXPERTS

The Law Offices of Thomas C. Cook, LTD has assisted us in the preparation of this prospectus and Registration Statement and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock. The Law Offices of Thomas C. Cook, LTD have consented to being named as an expert in our Registration Statement, of which this prospectus forms a part. The consent has been filed as an exhibit to the Registration Statement.

De Joya Griffith & Company, LLC, our certified public accountants, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. De Joya Griffith & Company, LLC has presented its report with respect to our audited financial statements. The report of De Joya Griffith & Company, LLC is included in reliance upon their authority as experts in accounting and auditing. Their consent to being named as Experts is filed as Exhibit 23.1 to the Registration Statement of which this Prospectus is a part.

                      DISCLOSURE OF COMMISSION POSITION OF
               INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws provide no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability which may be specifically defined by law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each person that such law grants the corporation the power to indemnify.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

                           DESCRIPTION OF OUR BUSINESS

Monster Offers is an emerging online technology company specializing in social media commerce and advertising solutions for large Companies and Non Profit Organizations incorporated in the State of Nevada on February 23, 2007. Monster Offers is an online "Deal of the Day" advertising agency. We also provide brand development, marketing services, and software development for our clients. Potential customers include large advertisers, direct marketers, and advertising agencies seeking to increase brand impressions, sales, and customer contact through online marketing initiatives.

Our services include the development of advertising campaigns used to market products and/or services online. Our website is: www.monsteroffers.com.
At this website, we offer customers an opportunity to find the "Deal of the Day" in their local area. The website provides the input of a zip code in the U.S. and the customer can find a local retailer offering a discount on services/products.

Our website development and media campaigns are managed by a proprietary software platform. This technology platform allows us to acquire and track sales for our clients in real-time. Comprehensive detailed reporting on website activity is also displayed which allows us to analyze the effectiveness of different marketing campaigns, advertisements and specific promotions. This statistical process helps management to determine which campaigns are performing at an acceptable level for our clients and which campaigns are achieving an acceptable profit margin for Monster Offers.


Marketing Strategy
------------------

Monster Offers owns and/or operates on behalf of clients www.monsteroffers.com and drhealthshare.com. We generate page views to these websites by engaging third party Internet advertising partners. Our Web properties and marketing activities are designed to generate real-time response based marketing results.

While visiting one of our online websites, consumers are given the opportunity to purchase and/or ask to be contacted about various product and service offerings. These websites generate a variety of transactional results ranging from: (a) web traffic; (b) marketable profiled data lists of consumers; (c) targeted response leads; and (d) completed applications for product and/or service sales.

Email Marketing
---------------

Websites that we own or are digitally produced for clients are promoted by the engagement of opt-in email marketing companies. In other words, opt-in emails are sent to users who have requested to receive marketing messages from a particular email partner/website. These partners currently market to multiple consumer and/or business databases that they own or are managed by them under a list management agreement.

Search Engine Marketing
-----------------------

We utilize search engine marketing companies to direct consumers to websites. Funds are placed in an open account with each provider and are spent on a Cost-Per-Click auction basis. Google, Yahoo, and FaceBook are the primary providers of this service.

Affiliate Marketing
-------------------

We engage affiliate network destinations where online affiliates can promote various client offers and promotions. These traffic publishers choose, manage, and execute marketing cost per action client campaigns. They are also provided with real-time commission tracking.

Sales Strategy
--------------

We plan to sell our services to a network of participating advertisers, affiliate networks, lead buyers and advertisers in various categories utilizing independent sales organizations. Some of these categories include the finance industry, consumer product industry, wireless industry, insurance industry, travel industry, auto industry and mortgage industry.

We also plan to deliver internet marketing leads to business buyers in a lead auction format. This format allows clients to bid on qualified leads as they are created. Monster Offers plans to deliver to the winning bidder leads generated in real time. Management believes this is the best way to derive the highest revenue per lead in the marketplace.

Software Development
--------------------

Our sole officer is responsible for all Monster Offers' software development, management, and upgrades. He engages vendors, creates all new client accounts, and implements lead delivery options based on customer needs. He is currently identifying platforms to facilitate additional feature sets and scalability.

Competition
-----------

The online advertising and marketing industry is highly competitive. Management believes that the ability to provide proprietary consumer and business databases that provide real time data is a competitive advantage. A number of competitors are active in specific aspects of our business. In the area of lead data generation, Monster Offer faces competition primarily from Groupon, Living Social, and Travelzoo. These major competitors offer online "Deal of the Day" directly to the end customer and sell their online leads through reseller networks.


Government Regulation
---------------------

We are subject to federal, state and local laws and regulations affecting our business. Although the Company plans on obtaining all required federal and state permits, licenses, and bonds to operate its facilities, there can be no assurance that the Company's operation and profitability will not be subject to more restrictive regulation or increased taxation by federal, state, or
local agencies.   New laws and regulations may restrict specific Internet
activities, and existing laws and regulations may be applied to Internet activities, either of which could increase our costs of doing business over the Internet and adversely affect the demand for our advertising services.
In the United States, federal and state laws already apply or may be applied in the future to areas, including children's privacy, copyrights, taxation, user privacy, search engines, Internet tracking technologies, direct marketing, data security, pricing, sweepstakes, promotions, intellectual property ownership and infringement, trade secrets, export of encryption technology, acceptable content and quality of goods and services.

Government Approval

There are currently no regulations governing our products or services.

Employees

Aside from the Officers and Director as described in this prospectus, the Company does not have any other employees. The Company does utilize the services of independent contractors and independent consultants.

                           DESCRIPTION OF PROPERTIES

Our offices are currently located at 4056 Valle Del Sol, Bonsall, CA 92003. Our telephone number is (760) 208-4905. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our office space is provided to us at no charge by our sole officer, who will not seek reimbursement.

                                LEGAL PROCEEDINGS

Involvement in Certain Legal Proceedings
----------------------------------------

Our directors, executive officers and control persons have not been involved in any of the following events during the past ten years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

6. Any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and

7. Any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND RESULTS OF OPERATIONS

You should read the following discussion together with "Selected Historical Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," "Special Note Regarding Forward-Looking Statements" and elsewhere in this prospectus.

Forward Looking Statements

Some of the information in this section contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

o  discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and

o  state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Unless stated otherwise, the words "we," "us," "our," "the Company" or "MONT" in this prospectus collectively refers to the Company.


Business Overview

General

Monster Offers is an emerging online technology company specializing in social media commerce and advertising solutions for large Companies and Non Profit Organizations incorporated in the State of Nevada on February 23, 2007. From our inception through September 30, 2010, we have generated $414,037 in revenues and we have incurred a net loss of $ 160,741. As of September 30, 2010, we had $ 17,993 in cash on hand, total current assets of $83,787, total assets of $ 91,787, total liabilities of $3,125, an accumulated deficit of $ 160,741 and a stockholders' equity of $ 88,662. In our auditor's report included in their audit for fiscal year ended December 31, 2009, our auditors expressed substantial doubt as to our ability to continue as a going concern.

The growth and development of our business will require a significant amount of additional funding. We currently have limited financial resources and based on our current operating plan, we will need to raise additional capital in order to continue as a going concern. Upon the obtainment of additional funds, we plan to enhance our "Deal of the Day" concept.



Strategic Business Plan

Generating Revenue and Financing Plans for the Short-Term

In the short term, the Company plans to generate revenues and operating capital with three initiatives:

o  The sale of equity securities.

o Through the sponsored "Deal of the Day" program in driving consumers to local retailers

o  Marketing our proprietary software programs

We intend to conduct financing and raise operating capital for our intended plans of operations through the sales and issuances of our common stock. We intend to conduct a series of private offerings to accredited investors only (as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933) either through our officers or directors, or through the help of one or more placement agents.

Until we can generate increased revenues and profits, obtaining short term operating capital through sales of our equity securities is vital for us to continue as a going concern. Should we fail in our efforts to attract investment in our Company, we will not be able to execute our business plan, and our operations will fail. Current obstacles we face to our financing plans include, but are not limited to, the current global economic crises and declining market for investment in the United States, the highly competitive market in which we operate, the lack of popularity and brand awareness of our products, the fact that we have never generated revenues and our products are not market tested, the large amount of debt we have incurred since inception, and the fact that our auditors have issued a going concern opinion in our last audited financial statements and we anticipate that they will be issuing a going concern opinion in our upcoming audited financial statements.

November 2010 Securities Purchase Agreement

On November 5, 2010, Monster Offers completed a Securities Purchase Agreement with Asher Enterprises, Inc., for the sale of an 8% convertible note in the principal amount of $53,000. The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid by the maturity date of July 18, 2011. The Note is convertible into common stock, at Asher's option, at a 36% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. This Note may not be prepaid in whole or in part.


Results of Operations

As of September 30, 2010, our cash on hand was $17,993 and account receivable of $65,794, compared to $18,190 and $2,235 respectfully as of our fiscal year end of December 31, 2009.

As of September 30, 2010, our total assets were $91,787, compared to $20,425 as of December 31, 2009. This increase was primarily due to revenues and acquisition of software.

As of September 30, 2010, our total current liabilities were $3,125 as compared to $1,350 as of December 31, 2010. This decrease was nominal. Our current liabilities reflect fees owed for accounting services.

Total Stockholders' Deficit. Our stockholders' deficit was $88,662 as of September 30, 2010 compared to $19,075 as of December 31, 2009.

Three months Ended September 30, 2010 Compared to Three months Ended September 30, 2009

Revenues. We generated $19,514 in revenues for the three months ended September 30, 2010 as compared to $12,799 for the same period last year.

Net Loss. We had a net loss of $165,670 for the three months ended September 30, 2010 compared to $1,912 for the three months ended September 30, 2009. This increase was primarily due to $182,768 in consulting services, whereby we issued shares of our unregistered restricted common stock to three consultants. The value of $182,768 was determined by our consultants for their services.

Operating expenses. Our operating expenses consisted of general and administrative expenses of $2,216 and $200 in advertising for the three months ending September 30, 2010, as compared to $2,833 in general and administrative expenses and no advertising fees for the same period last year.

Nine months Ended September 30, 2010 Compared to Nine months Ended September 30, 2009

Revenues. During the nine month period ended September 30, 2010, the Company generated $96,616 in revenues as compared to $262,149 for the same period last year. For the nine months ended September 30, 2010 and 2009, the Company received $3,102 and $262,149, respectively, from customers in which one of the Company's shareholders had ownership or was an affiliate, for work performed by subcontractors who are also related parties. Thus, commissions from related parties represent most of the Company's revenue. Management does not expect to receive any significant related party revenues through the end of its fiscal year. Additionally, the drop of revenues was accounted by management's decision to shift its business focus from affiliate marketing to building a social media commerce division.

Net Loss. We had a net loss of $121,331 for the nine months ended September, 2010 compared to net income of $5,451 for the nine months ended September, 2009. This increase was primarily due to $182,768 in consulting services, whereby we issued shares of our unregistered restricted common stock to three consultants. The value of $182,768 was determined by our consultants for their services.

Operating expenses. For the nine months ending September 30, 2010, the Company experienced general and administrative expenses of $25,529 as compared to general and administrative expenses of $7,981 for the same period last year. The increased general and administrative expenses represented the additional expenses as the company shifted its focus from affiliate marketing to social media commerce. Total expenses for the nine months ending September 30, 2010 were $217,947 versus $12,481 for the same period last year.

Liquidity and Capital Resources
-------------------------------

Our balance sheet as of September 30, 2010 reflects cash assets of $17,993, Accounts receivable of $65,784 and $3,125 in current liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

On December 11, 2007 we issued 11,250,000 par value $0.001 common shares of stock to the Company's founder for $11,250 cash. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Monster Offers was a wholly-owned subsidiary of Tropical PC. The shares of Monster Offers were issued to each of Tropical PC's shareholders as a spin-off dividend of Tropical PC, Inc. on a proportional basis. The record shareholders of Tropical PC received one (1) unregistered common share, par value $0.001, of Monster Offers Corporation common stock for every share of Tropical PC common stock owned. The Tropical PC Corporation stock dividend was based on 810,000 shares of Tropical PC common stock that were issued and
outstanding as of the record date.   The Company purchased 600,000 spin-off
shares from Tropical PC's original founder at par value. These 600,000 shares were returned to the Monster Offers treasury to be used as future officer compensation, contingent on making Monster Offers profitable over the next two years.

In December, 2007, we conducted a private placement without any general solicitation or advertisement. The Company issued 7,500,000 shares of its $0.001 par value common stock to non-affiliated investors for cash of $33,750 pursuant to a Regulation D, Rule 506 of the Securities Exchange Act of 1934. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. Some of the investors were accredited and some were sophisticated investors with access to information about the Company.

On December 21, 2009, the Company authorized the sale of 13,500,000 unregistered restricted common shares in exchange for $13,500. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. These non-accredited investors were sophisticated with access to information about the Company The shares of common stock issued will contain a legend restricting transferability absent registration or applicable exemption.

In August 2010, the Company reached a mutually agreeable understanding with a non-affiliated shareholder to cancel 1,000,000 unregistered common shares he owns. These unregistered restricted shares were issued in a private offering with the understanding that the shareholder would purchase these shares and provide technical expertise to the company. Since the services were not delivered to the company's satisfaction, it has been agreed that these 1,000,000 unregistered common shares will be canceled and returned to the Company.

On August 30, 2010, Monster Offers issued 8,000,000 shares of its unregistered common stock to Mr. Paul Gain, manager of Prime Mover Global, LLC. in exchange for a one hundred (100%) percent ownership interest in the SNAP Software. The shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. Mr. Gain, is a financially sophisticated individual. Before he received these unregistered securities he was known to us and our management, through pre-existing business relationships, as a long standing business associate. We did not engage in any form of general solicitation or general advertising in connection with this transactions.
Mr. Gain was provided access to all material information, which he requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Mr. Gain acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. He understood the
ramifications of his actions.   The shares of common stock issued contained a
legend restricting transferability absent registration or applicable exemption.

On September 1, 2010, Monster Offers issued 550,000 shares of its unregistered common stock to Messrs. Stephen Hall (150,000 shares), Scott Wilcox (200,000 shares) and Paul West (200,000 shares) in exchange for their consulting services rendered and to be rendered to the Company. The shares will be issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

On November 5, 2010, Monster Offers completed a Securities Purchase Agreement with Asher Enterprises, Inc., for the sale of an 8% convertible note in the principal amount of $53,000. The Note bears interest at the rate of 8% per annum. All interest and principal must be repaid by the maturity date of July 18, 2011. The Note is convertible into common stock, at Asher's option, at a 36% discount to the average of the three lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. This Note may not be prepaid in whole or in part.

On November 18, 2010, Monster Offers issued 125,000 unregistered restricted shares to Emerging Growth Research, LLC in accordance with the terms of the Investor and Public Relations Agreement, dated November 10, 2010, entered into between us and Emerging Growth Research, LLC. We believe that the issuance is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. Emerging Growth Research, LLC was provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Emerging Growth Research, LLC acquired these securities for investment and not with a view toward distribution. The shares of common stock issued will contain a legend restricting transferability absent registration or applicable exemption.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. Originally, management anticipated a need to raise $475,000 to fully implement its business plan. After careful consideration and a detailed analysis by new management, the Company now expects it will need to raise $5,000,000 to forward its business plan, and we would have to issue debt or equity or enter into a strategic arrangement with a third party. Management believes it can begin to partially implement its business plan with its limited funds and resources. There can be no assurance that additional capital will be available to us, especially with the current economic environment. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Based on current cash on hand of $17,993 as of September 30, 2010 with accounts receivables of $65,794 and $3,125 in current liabilities, management believes the Company has sufficient funds to meet its financial obligations for the next twelve months. Management anticipates that the Company will need to spend a minimum of $15,000 over the next twelve months to pay for audit and legal fees to keep the company fully reporting. Failure to secure additional funding can result in the company being fully reporting, but not operational. The Company will require additional funds to build its business infrastructure.

If the Company falls short of capital to keep the Company fully reporting, our sole officer/director has agreed to donate funds to the operations of the Company, in order to keep it fully reporting for the next twelve (12) months, without seeking reimbursement for funds donated. No agreement exists that our sole officer/director will continue to donate funds to the operations of the Company for the next twelve months; therefore, there is no guarantee that he will continue to do so in the future.

Future Financing
-----------------

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuance of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.

We hope to raise $5,000,000 in a future offering of our common stock. In the event we are unable to raise this money, we may not be able to sustain our operations, which could result in reducing or ceasing our operations and may consequently force us to cease our business operations altogether. There are no formal or informal agreements to attain such financing and we can not assure you that any financing can be obtained. Management has been seeking funding from a number of sources, but has yet to secure any funding, especially during this current economic downturn. Management continues to seek different funding sources in order to initiate its business plan. The downturn in the economy has limited various sources of financing. Management continues to seek financing with no success. If we are unable to raise these funds, we will not be able to implement any of our proposed business activities and may be forced to cease operations.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies & Estimates

The Company's financial statements included herein were prepared in accordance with United States generally accepted accounting principles. Significant accounting policies are as follows:

a.  Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

b.  Advertising

Advertising costs are expensed when incurred. The Company incurred advertising expenses of $0 and $20,908 for the years ended December 31, 2009 and 2008, respectively. For the period since inception on February 23, 2007 through the year ended December 31, 2009, the Company has incurred advertising expenses of $20,908.

c.  Income Taxes

The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

d.  Revenue Recognition

In accordance with ASC 605 and SEC Staff Accounting Bulletin 104, the Company monetizes a portion of its user activities through transactional based services generated primarily from fees earned via marketing services including data and list management, lead generation, and online marketing campaigns, which can be either periodic or transactional. Fee revenue is recognized in the period that the Company's advertiser customer generates a sale or other agreed-upon action on the Company's affiliate marketing networks or as a result of the Company's services, provided that no significant Company obligations remain, collection of the resulting receivable is reasonably assured, and the fees are fixed or determinable. All transactional services revenues are recognized on a gross basis in accordance with the provisions of ASC Subtopic 605-45, due to the fact that the Company is the primary obligor, and bears all credit risk to its customer, and publisher expenses that are directly related to a revenue-generating event are recorded as a component of commission paid-related party.

New Accounting Pronouncements

Recently Issued Accounting Pronouncements
-----------------------------------------
None.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND CORPORATE GOVERNANCE

The company's Director has contributed office space for the Company's use for all periods presented. There is no charge to Monster Offers for the space. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard. Our officer will not seek reimbursement for past office expenses. No written agreement exists that this officer/director will continue to donate office space to the operations. Therefore, there is no guarantee that he will not seek reimbursement for the donated office space in the future.

For the years ended December 31, 2009 and 2008, the Company received $18,081 and $48,986, respectively, from customers in which one of the Company's shareholders had ownership or was an affiliate, for work performed by subcontractors who are also related parties. The bulk of the commissions paid to related parties include: Azure Software SRG, a company based in Romania, who received commissions based on the amount of revenues it generated through the Company's affiliated and now discontinued lead generation platform. Additionally, SJG Ventures, who is beneficially owned by Scott J. Gerardi, received commissions for generating revenues by bringing increased (web) traffic to the Company's Internet advertising programs.
Mr. Gerardi subsequent to these transactions became the President/Director and a shareholder of the Company. He has since resigned as officer/director of the Company. Also, Jonathan W. Marshall received an agency fee from the Company, prior to serving as past officer and director of the Company. Each of these transactions resulted in a synergistic correlation between the amount of revenues these entities/individuals brought to the company versus the commissions they received for these revenues. The Company classified these transactions in their financial statements as related party transactions. Thus, commissions from related parties represent most of the Company's revenue.

Through a Board Resolution, the Company hired the professional services of De Joya Griffith & Company, LLC, Certified Public Accountants & Consultants, to perform an audit of the financials for the Company. De Joya Griffith & Company, LLC owns no stock in the Company. The company has no formal contract with its accountants, and they are paid on a fee for service basis.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for our Common Stock

Our common stock trades on the OTCBB under the symbol "MONT." The stock was first cleared for quotation on the OTCBB on October 23, 2008. The following table sets forth the high and low intra-day prices per share of our common stock for the periods indicated, which information was provided by the OTCBB. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                    High*        Low*
                                                    ----         ----

Fourth Quarter Ended December 31, 2010             $1.20         $0.56
Third Quarter Ended September 30, 2010             $0.60         $0.56
Second Quarter Ended June 30, 2010                 $0.70         $0.46
First Quarter Ended March 31, 2010                 $0.46         $0.40

*Stock Price adjusted for 3:2 dividend paid on December 2, 2010.


Holders

As of January 20, 2011, there were 60,200,000 shares of our common stock outstanding held by approximately 2,120 shareholders of record. The number of our shareholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividend Policy

We have not paid any cash dividends on our common stock to date, and we have no intention of paying cash dividends in the foreseeable future. Whether we will declare and pay dividends in the future will be determined by our board of directors at their discretion. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors.

SEC "Penny Stock" Rules.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.



     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

                     WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of our company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving our company and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

                           FINANCIAL INFORMATION

                               MONSTER OFFERS


Table of Contents
                              Financial Statement
                              -------------------

                                                                   PAGE
Year end December 31, 2009 Financials (audited):
------------------------------------------------

Independent Auditors' Report                                       F-1a
Balance Sheets                                                     F-2a
Statements of Operations                                           F-3a
Statements of Stockholders' Equity (Deficit)                       F-4a
Statements of Cash Flows                                           F-5a
Notes to Financials                                                F-6a


Quarter end September 30, 2010 Financials (unaudited):
------------------------------------------------------

Balance Sheets                                                     F-1b
Statements of Operations                                           F-2b
Statements of Cash Flows                                           F-3b
Notes to Financials                                                F-4b


                    De Joya Griffith & Company, LLC
              ------------------------------------------
              CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS

        Report of Independent Registered Public Accounting Firm
        -------------------------------------------------------

To The Board of Directors and Stockholders
Monster Offers
Panama City, Panama

We have audited the accompanying balance sheets of Monster Offers (A Development Stage Enterprise) as of December 31, 2009 and 2008, and the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and from inception (February 23, 2007) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Monster Offers (A Development Stage Enterprise) as of December 31, 2009 and 2008, and the results of their operations and cash flows for the years then ended and from inception (February 23, 2007) to December 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC
------------------------------------
Henderson, Nevada
April 13, 2010

               2580 Anthem Village Drive, Henderson, NV  89052
            Telephone (702) 563-1600 o  Facsimile (702) 920-8049

                                      F-1a

                               Monster Offers
                       (A Development Stage Company)
                               Balance Sheets

                                                  December 31,   December 31,
                                                     2009           2008
                                                 -------------  -------------
                                    ASSETS
  Current assets
    Cash and equivalents                         $     18,190   $      6,469
    Accounts receivable - related party                 2,235              -
                                                 -------------  -------------
  Total current assets                                 20,425          6,469
                                                 -------------  -------------
TOTAL ASSETS                                     $     20,425   $      6,469
                                                 =============  =============

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

  Current liabilities
    Accounts payable                                    1,350          8,635
                                                 -------------  -------------
  Total current liabilities                             1,350          8,635

  Stockholders' equity (deficit)
    Common stock, $0.001 par value, 75,000,000
      shares authorized, 32,460,000 and
      18,960,000 shares issued and outstanding
      as of 12/31/09 and 12/31/08, respectively        32,460         18,960
    Additional paid-in capital                         27,025         27,025
    Subscription receivable                            (1,000)             -
    Deficit accumulated during development
      stage                                           (39,410)       (48,151)
                                                 -------------  -------------
  Total stockholders' equity (deficit)                 19,075         (2,166)
                                                 -------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
(DEFICIT)                                        $     20,425   $      6,469
                                                 =============  =============


   The accompanying notes are an integral part of these financial statements.

                                      F-2a

                                Monster Offers
                         (A Development Stage Company)
                            Statements of Operations

                                                                Inception
                                    For the years ending   (February 23, 2007)
                                        December 31,          to December 31,
                                 ----------------------------  -------------
                                     2009           2008           2009
                                 -------------  -------------  -------------
REVENUES
  Commission Revenue             $          -   $        527   $        527
  Commission Revenue -
    Related party                     267,909         48,986        316,895
                                 -------------  -------------  -------------
Total Revenues                        267,909         49,513        317,422

Cost of goods
  Commission paid-
    Related party                     249,828              -        249,828
                                 -------------  -------------  -------------
Gross Profit                     $     18,081   $     49,513   $     67,594

EXPENSES
  Advertising                               -         20,908         20,908
  Audit fees                            6,250          9,000         15,250
  Expenses of spinoff                       -              -          5,610
  General & Administrative              8,100         56,748         65,833
  Professional fees                       600          5,413          6,013
  Officer compensation                      -         33,000         33,000
                                 -------------  -------------  -------------
Total expenses                         14,950        125,069        146,614
                                 -------------  -------------  -------------

INCOME (LOSS) FROM OPERATIONS           3,131        (75,556)       (79,020)
                                 -------------  -------------  -------------

OTHER INCOME
  Debt forgiveness                      5,610              -          5,610
  Refund of expense                         -         34,000         34,000
                                 -------------  -------------  -------------
Total other income                      5,610         34,000         39,610
                                 -------------  -------------  -------------

Net income (loss) before
  provision for income taxes            8,741        (41,556)       (39,410)

Income tax expense                          -              -              -
                                 -------------  -------------  -------------

NET INCOME (LOSS)                $      8,741   $    (41,556)  $    (39,410)
                                 =============  =============  =============

NET EARNINGS (LOSS) PER SHARE    $       0.00   $      (0.00)
                                 =============  =============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING -
BASIC AND FULLY DILUTED            19,330,879     18,960,000
                                 =============  =============

  The accompanying notes are an integral part of these financial statements.

                                    F-3a

                               Monster Offers
                       (A Development Stage Company)
                 Statements of Stockholders' Equity (Deficit)

                                                           (Deficit)
                                                          Accumulated  Total
                                                             During    Stock-
                                       Additional           Develop-   holders'
                         Common Stock    Paid-in Subscription ment     Equity
                        Shares   Amount  Capital  Receivable  Stage   (Deficit)
                      -----------------------------------------------------
Contributed Capital,
February 2007                  - $     - $    400  $     -  $      -  $    400

Founders' shares issued
for Services,
December 2007         11,250,000  11,250        -        -         -    11,250

Contributed Capital            -       -      585        -         -       585

Tropical PC Spin Off
Shares                   810,000     810     (810)       -         -         -

Shares returned to
Company                 (600,000)   (600)     600        -         -         -

Shares issued
pursuant to offering   7,500,000   7,500   26,250        -         -    33,750

Net loss                       -       -        -        -    (6,595)   (6,595)
                      -------------------------------------------------------

Balance,
December 31, 2007     18,960,000  18,960   27,025        -    (6,595)   39,390
                      -------------------------------------------------------

Net loss                       -       -        -        -   (41,556)  (41,556)
                      -------------------------------------------------------

Balance,
December 31, 2008     18,960,000  18,960   27,025        -   (48,151)   (2,166)
                      -------------------------------------------------------

Private placement,
December 2009         13,500,000  13,500        -   (1,000)        -    12,500

Net loss                       -       -        -        -     8,741     8,741
                      -------------------------------------------------------

Balance,
December 31, 2009     32,460,000 $32,460 $ 27,025  $(1,000) $(39,410) $ 19,075
                      ================== ========= ======== ===================

  The accompanying notes are an integral part of these financial statements.

                                     F-4a

                                Monster Offers
                         (A Development Stage Company)
                            Statements of Cash Flows

                                                                Inception
                                    For the years ending   (February 23, 2007)
                                        December 31,          to December 31,
                                 ----------------------------  -------------
                                     2009           2008            2009
                                 -------------  -------------  -------------
OPERATING ACTIVITIES
  Net income (loss)              $      8,741   $    (41,556)  $    (39,410)
  Adjustments to reconcile net income
  (loss) to net cash used by
    operating activities:
      (Increase) in accounts
        receivable                     (2,235)             -         (2,235)
      Increase(decrease) in
        accounts payable               (7,285)         3,025          1,350
                                 -------------  -------------  -------------
Net cash used by operating
  activities                             (779)       (38,531)       (40,295)

FINANCING ACTIVITIES
 Proceeds from
  Issuance of common stock             12,500              -         57,500
  Contributed capital                       -              -            985
                                 -------------  -------------  -------------
Net cash provided by financing
  activities                           12,500              -         58,485
                                 -------------  -------------  -------------

NET CHANGE IN CASH                     11,721        (38,531)        18,190

CASH AND CASH EQUIVALENTS -
  BEGINNING OF PERIOD                   6,469         45,000              -
                                 -------------  -------------  -------------

CASH AND CASH EQUIVALENTS -
  END OF PERIOD                  $     18,190   $      6,469   $     18,190
                                 =============  =============  =============

SUPPLEMENTAL DISCLOSURES:
  Interest paid                  $          -   $          -   $          -
  Income taxes paid              $          -   $          -   $          -
  Non-cash transactions          $          -   $          -   $          -


  The accompanying notes are an integral part of these financial statements.

                                        F-5a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Organization
-------------
Monster Offers (a development stage company) (the "Company") was incorporated under the laws of the State of Nevada, as Tropical PC Acquisition Corporation on February 23, 2007 ("Inception"). The Company was incorporated to conduct any legal business and is an agent for internet advertisers. Using technology owned by a principal, the Company recruits subcontractors who work over the internet to promote specialty internet
advertising.    The Company earns fees via marketing services including
the selling of internet data/customer lists, generating sales leads for customers by advertising on the internet, and executing internet marketing campaigns for customers. All transactional services revenues are recognized on a gross basis. Often, shareholders of the Company and/or its' principals act as subcontractors to the Company, resulting in most of the Company's commission revenue being classified as related party (see our Related Party footnote).

The Company was incorporated as a wholly-owned subsidiary of Tropical PC, Inc., a Nevada corporation. Tropical PC was incorporated September 22, 2004, and, at the time of spin-off was not listed on any exchange. On December 11, 2007, Tropical PC, Inc. amended its Articles of Incorporation to change its subsidiary's name to Monster Offers.

The directors of Tropical PC approved a spin off its subsidiary in the form of a stock dividend as of December 31, 2007 (the "Record Date"). The record shareholders of Tropical PC received one (1) unregistered common share, par value $0.001, of Monster Offers Corporation common stock for every share of Tropical PC common stock owned. The Tropical PC Corporation stock dividend was based on 810,000 shares of Tropical PC common stock that were issued and outstanding as of the record date.

Tropical PC spun off its wholly owned Monster Offers subsidiary in exchange for $5,000. The spin-off transaction was accomplished by the exchange of $5,000 for a subsidiary which included the same shareholder base as Tropical PC. It did not include the transfer of any hard assets or liabilities. This spin off was valued at par value since the company holds no assets, is uncertain as to future benefit, the stock is not trading, and the company has not even received a stock symbol.

Tropical PC retained no ownership in Monster Offers following the spinoff. Monster Offers is no longer a subsidiary of Tropical PC, Inc.

The Company had cash assets of $18,190 and $6,469 and current liabilities of $1,350 and $8,635 as of December 31, 2009 and 2008, respectively.
The relevant accounting policies are listed below.


                                      F-6a

                               Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
         (Continued)


Use of Estimates
-----------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising
------------
Advertising costs are expensed when incurred. The Company incurred advertising expenses of $0 and $20,908 for the years ended December 31, 2009 and 2008, respectively. For the period since inception on February 23, 2007 through the year ended December 31, 2009, the Company has incurred advertising expenses of $20,908.

Earnings per Share
-------------------
Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock that were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity. As of December 31, 2009 and 2008, the Company had no potential common stock equivalents which were determined to be antidilutive.

Calculation of net income (loss) per share is as follows:

                                       For the year ended  For the year ended
                                       December 31, 2009   December 31, 2008
                                       ------------------  ------------------
Net income (loss) (numerator)          $           8,741   $         (41,556)
                                       ==================  ==================
Weighted average common
  shares outstanding                          19,330,879          18,960,000
                                       ==================  ==================
Basic income (loss) per share           $            0.00   $           (0.00)
                                       ==================  ==================


                                      F-7a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
         (Continued)

Income Taxes
-------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end
---------
The Company's fiscal year-end is December 31.

Revenue Recognition
--------------------
In accordance with ASC 605 and SEC Staff Accounting Bulletin 104, the Company monetizes a portion of its user activities through transactional based services generated primarily from fees earned via marketing services including data and list management, lead generation, and online marketing campaigns, which can be either periodic or transactional. Fee revenue is recognized in the period that the Company's advertiser customer generates a sale or other agreed-upon action on the Company's affiliate marketing networks or as a result of the Company's services, provided that no significant Company obligations remain, collection of the resulting receivable is reasonably assured, and the fees are fixed or determinable. All transactional services revenues are recognized on a gross basis in accordance with the provisions of ASC Subtopic 605-45, due to the fact that the Company is the primary obligor, and bears all credit risk to its customer, and publisher expenses that are directly related to a revenue-generating event are recorded as a component of commission paid-related party.



                                    F-8a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
         (Continued)

Recent Accounting Pronouncements
---------------------------------

Below is a listing of the most recent accounting standards and their effect on the Company.

In February 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-08 (ASU 2010-08), Technical Corrections to Various Topics. This amendment eliminated inconsistencies and outdated provisions and provided the needed clarifications to various topics within Topic 815. The amendments are effective for the first reporting period (including interim periods) beginning after issuance (February 2, 2010), except for certain amendments. The amendments to the guidance on accounting for income taxes in a reorganization (Subtopic 852-740) should be applied to reorganizations for which the date of the reorganization is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. For those reorganizations reflected in interim financial statements issued before the amendments in this Update are effective, retrospective application is required. The clarifications of the guidance on the embedded derivates and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009, and should be applied to existing contracts (hybrid instruments) containing embedded derivative features at the date of adoption. The Company does not expect the provisions of ASU 2010-08 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-06 (ASU 2010-06), Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements. This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements. This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. The Company does not expect the provisions of ASU 2010-06 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-05 (ASU 2010-05), Compensation - Stock Compensation (Topic 718). This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation.

                                      F-9a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
         (Continued)

Recent Accounting Pronouncements (Continued)
---------------------------------------------

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-04 (ASU 2010-04), Accounting for Various Topics-Technical Corrections to SEC Paragraphs.

In January 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-03 (ASU 2010-03), Extractive Activities-Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures. As the Company does not have any Oil and Gas activity or reserves, the Company does not expect the provisions of ASU 2010-03 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810): Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505): Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260. Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                      F-10a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
         (Continued)

Recent Accounting Pronouncements (Continued)
---------------------------------------------

In October 2009, the FASB issued Accounting Standards Update 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. This update changed the accounting model for revenue arrangements that include both tangible products and software elements. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-14 to have a material effect on the financial position, results of operations or cash flows of the Company.

In October 2009, the FASB issued Accounting Standards Update 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. This update addressed the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than a combined unit and will be separated in more circumstances than under existing US GAAP. This amendment has eliminated that residual method of allocation. Effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company does not expect the provisions of ASU 2009-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This update provides amendments to Topic 820 for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). It is effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The Company does not expect the provisions of ASU 2009-12 to have a material effect on the financial position, results of operations or cash flows of the Company.



                                      F-11a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 2 - STOCKHOLDERS' EQUITY (DEFICIT)

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On February 23, 2007, a shareholder contributed capital of $400 for incorporating fees.

On December 11, 2007, the Company issued 11,250,000 shares of its common stock to its founder for $11,250 in cash. The Founder then transferred these shares to an outside party for the same price on December 31, 2007.

On December 15, 2007, a shareholder contributed capital of $585 for registration fees.

The Company was a subsidiary of Tropical PC, Inc. On December 31, 2007, the record shareholders of Tropical PC, Inc. received a spin off dividend of one
(1) common share, par value $0.001, of Monster Offers common stock for every share of Tropical PC, Inc. common stock owned for a total 810,000 common shares issued. Of these 810,000 shares, 600,000 were returned and cancelled to the Company.

On December 31, 2007, the Company issued 7,500,000 shares of its common stock pursuant to a Regulation D 506 offering for $33,750 in cash.

On December 21, 2009, the Company authorized the sale of 13,500,000 unregistered restricted common shares in exchange for $13,500. The Company received $12,500 and has a subscription receivable of $1,000.

As of December 31, 2009 and December 31, 2008, the Company has 32,460,000 and 18,960,000 shares of its common stock issued and outstanding, respectively.


NOTE 3 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Since inception (February 23, 2007) through December 31, 2009 and 2008, the Company recognized an accumulated deficit during development stage of approximately $39,410 and $48,151, respectively. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.


                                      F-12a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 3 - GOING CONCERN (Continued)

Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's services, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is devoting its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.


NOTE 4 - PROVISION FOR INCOME TAXES

For the years ended December 31, 2009 and 2008, the Company had a generated net operating income and had incurred net operating loss, respectively. Although the Company had net income during 2009, net operating losses have been reduced and no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2009 and 2008, the Company had approximately $39,410 and $48,151 of federal and state net operating losses, respectively. The net operating loss carryforwards, if not utilized, will begin to expire in 2027. The provision for income taxes consisted of the following components for the year ended December 31:

The components of the Company's deferred tax asset are as follows:

                                                  December 31,
                                                 2009        2008
                                             ------------------------
        Deferred tax assets:
          Net operating loss carryforwards      13,794      16,853
          Valuation allowance                  (13,794)    (16,853)
                                             ------------------------
            Total deferred tax assets        $      -0-  $      -0-
                                             ========================



                                      F-13a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 4 - PROVISION FOR INCOME TAXES (Continued)

The valuation allowance for deferred tax assets as of December 31, 2009 and 2008 was $13,794 and $16,853, respectively. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2009 and 2008, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

                                                    2009 & 2008
                                                    -----------
     Federal statutory tax rate                        (35.0)%
     Permanent difference and other                     35.0 %
                                                    -----------
                                                         0.0 %


NOTE 5 - RELATED PARTY TRANSACTIONS

For the years ended December 31, 2009 and 2008, the Company received $18,081 and $48,986, respectively, from customers in which one of the Company's shareholders had ownership or was an affiliate, for work performed by subcontractors who are also related parties. Thus, commissions from related parties represent most of the Company's revenue.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business and may, in the future, become involved in other business opportunities.
If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.


                                      F-14a

                                Monster Offers
                         (A Development Stage Company)
                       Notes to the Financial Statements


NOTE 6 - CONCENTRATION OF CREDIT RISKS

Cash Balances
--------------
The Company maintains its cash in various financial institutions in the United States. Balances maintained are insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009. All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2013.


NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through April 13, 2010, the date which the financial statements were available to be issued. The Company has determined that there were no such events that warrant disclosure or recognition in the financial statements.





                                      F-15a

                                Monster Offers
                          (A Development Stage Company)
                                 Balance Sheets

                                                 September 30,   December 31,
                                                     2010           2009
                                                  (Unaudited)     (Audited)
                                                 -------------  -------------
                                    ASSETS
  Current assets
    Cash and equivalents                         $     17,993   $     18,190
    Accounts receivable                                65,794          2,235
                                                 -------------  -------------
  Total current assets                                 83,787         20,425
                                                 -------------  -------------

    Intangible- software                                8,000              -
                                                 -------------  -------------
TOTAL ASSETS                                     $     91,787   $     20,425
                                                 =============  =============

                  LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities
    Accounts payable                                    3,125          1,350
                                                 -------------  -------------
  Total current liabilities                             3,125          1,350

  Stockholders' equity
    Common stock, $0.001 par value, 75,000,000
      shares authorized, 31,460,000 and
      32,460,000 shares issued and outstanding
      as of 9/30/10 and 12/31/09, respectively         31,460         32,460
    Additional paid-in capital                         27,025         27,025
    Stock payable                                     190,918              -
    Subscription receivable                                 -         (1,000)
    Accumulated deficit during
    development stage                                (160,741)       (39,410)
                                                 -------------  -------------
  Total stockholders' equity                           88,662         19,075
                                                 -------------  -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                 $     91,787   $     20,425
                                                 =============  =============


   The accompanying notes are an integral part of these financial statements.

                                      F-1b

                                 Monster Offers
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)

                     For the three months    For the nine months    Inception
                            ending                 ending         (February 23,
                    ----------------------  ----------------------  2007) to
                         September 30,           September 30,    September 30,
                       2010        2009        2010        2009       2010
                    ----------  ----------  ----------  ----------  ----------
REVENUES
 Commission Revenue $       -   $       -   $     250   $       -   $     777
 Commission Revenue -
    Related party         500      12,799       3,102     262,149     319,996
 Services              19,014           -      93,264           -      93,264
                    ----------  ----------  ----------  ----------  ----------
Total revenues         19,514      12,799      96,616     262,149     414,037

Cost of goods
  Commission paid-
    Related party           -      10,878           -     249,827     249,828
                    ----------  ----------  ----------  ----------  ----------
Gross Profit           19,514       1,921      96,616      12,322     164,209

EXPENSES
  Advertising             200           -         200           -      21,108
  Audit fees                -       1,000       1,750       4,500      17,000
  Expenses of spinoff       -           -           -           -       5,610
  General &
    Administrative      2,216       2,833      25,529       7,981      91,361
  Professional fees         -           -       7,700           -      13,713
  Officer compensation      -           -           -           -      33,000
  Consulting services 182,768           -     182,768           -     182,768
                    ----------  ----------  ----------  ----------  ----------
Total expenses        185,184       3,833     217,947      12,481     364,560
                    ----------  ----------  ----------  ----------  ----------

INCOME (LOSS)
FROM OPERATIONS     (165,670)     (1,912)    (121,331)       (159)   (200,351)
                    ----------  ----------  ----------  ----------  ----------

OTHER INCOME
  Debt forgiveness          -           -           -       5,610       5,610
  Refund of expense         -           -           -           -      34,000
                    ----------  ----------  ----------  ----------  ----------

Total other income          -           -           -       5,610      39,610
                    ----------  ----------  ----------  ----------  ----------

NET INCOME (LOSS)   $(165,670)  $  (1,912)  $(121,331)   $   5,451   $(160,741)
                    ==========  ==========  ==========  ==========  ==========

NET EARNINGS
PER SHARE-basic     $   (0.01)  $   (0.00)  $   (0.00)  $    0.00
& diluted           ==========  ==========  ==========  ==========

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING -
BASIC AND DILUTED   31,932,527  18,960,000  32,283,529  18,960,000
                    ==========  ==========  ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                                      F-2b

                                 Monster Offers
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)


                           For the nine    For the nine        Inception
                           months ended    months ended  (February 23, 2007)
                          September 30,   September 30,    to September 30,
                               2010            2009               2010
                        ----------------  ----------------  ----------------
OPERATING ACTIVITIES
Net income (loss)       $      (121,331)   $         5,451   $      (160,741)
Adjustments to
 reconcile net income
 to net cash used
 by operating activities:
    Consulting
      compensation               182,768                 -           182,768
   (Increase)
     in accounts
     receivable                 (63,559)             (850)          (65,794)
   Increase (decrease) in
     accounts payable             1,775            (8,635)            3,125
   (Increase) in
     prepaid expense                  -            (1,000)                -
                        ----------------  ----------------  ----------------
Net cash used by
  operating activities             (347)           (5,034)          (40,642)

FINANCING ACTIVITIES
 Proceeds from
  Issuance of common stock            -                 -            57,500
  Stock payable                     150                 -               150
  Contributed capital                 -                 -               985
                        ----------------  ----------------  ----------------
Net cash provided by
  financing activities              150                 -            58,635
                        ----------------  ----------------  ----------------

NET CHANGE IN CASH                 (197)           (5,034)           17,993

CASH AND CASH EQUIVALENTS -
  BEGINNING OF PERIOD            18,190             6,469                 -
                        ----------------  ----------------  ----------------

CASH AND CASH EQUIVALENTS -
  END OF PERIOD         $        17,993   $         1,435   $        17,993
                        ================  ================  ================

SUPPLEMENTAL DISCLOSURES:
  Interest paid         $             -   $             -   $             -
  Income taxes paid     $             -   $             -   $             -
  Non-cash Intangible
      Asset             $         8,000   $             -   $         8,000


  The accompanying notes are an integral part of these financial statements.

                                       F-3b

                                 Monster Offers
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2010
                                  (Unaudited)


NOTE 1 - FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2010 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2009 audited financial statements. The results of operations for the period ended September 30, 2010 are not necessarily indicative of the operating results for the full year. The Company is a development stage company, as defined in FASB ASC 915 "Development Stage Entities."


NOTE 2 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has an accumulated deficit since inception of $160,741. Although the Company recognized total revenues of $414,037 with gross profits of $164,209, the Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's products, to provide financing for marketing and promotion and for other working capital purposes. While the Company is putting forth its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.


                                       F-4b

                                 Monster Offers
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2010
                                  (Unaudited)


NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Cash and Cash Equivalents
-------------------------
The Company considers all short-term investments with a maturity of three months or less at the date of purchase to be cash equivalents.

Use of Estimates
----------------
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising
-----------
Advertising costs are expensed when incurred. The Company incurred advertising expenses of $200 and $0 for the nine months ended September 30, 2010 and 2009, respectively. For the period since inception on February 23, 2007 through the period ended September 30, 2010, the Company has incurred advertising expenses of $21,108.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end
--------
The Company's fiscal year-end is December 31.


                                       F-5b

                                 Monster Offers
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2010
                                  (Unaudited)


NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
-------------------
In accordance with ASC 605 and SEC Staff Accounting Bulletin 104, the Company monetizes a portion of its user activities through transactional based services generated primarily from fees earned via marketing services including data and list management, lead generation, and online marketing campaigns, which can be either periodic or transactional. Fee revenue is recognized in the period that the Company's advertiser customer generates a sale or other agreed-upon action on the Company's affiliate marketing networks or as a result of the Company's services, provided that no significant Company obligations remain, collection of the resulting receivable is reasonably assured, and the fees are fixed or determinable. All transactional services revenues are recognized on a gross basis in accordance with the provisions of ASC Subtopic 605-45, due to the fact that the Company is the primary obligor, and bears all credit risk to its customer, and publisher expenses that are directly related to a revenue-generating event are recorded as a component of commission paid-related party.

Recent Accounting Pronouncements
--------------------------------

With the exception of those listed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the nine months ended September 30, 2010, as compared to the recent accounting pronouncements described in our annual report on Form 10-K for the year ended December 31, 2009, that are of material significance, or have potential material significance, on our financial position, results of operations or cash flows.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition). ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010. The adoption of ASU 2010-17 is not expected to have any material impact on our financial position, results of operations or cash flows.




                                      F-6b

                                 Monster Offers
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2010
                                  (Unaudited)

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
--------------------------------
In January 2010, the FASB issued Accounting Standards Update (ASU) 2010-6, "Improving Disclosures about Fair Value Measurements." This update requires additional disclosure within the roll forward of activity for assets and liabilities measured at fair value on a recurring basis, including transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy and the separate presentation of purchases, sales, issuances and settlements of assets and liabilities within Level 3 of the fair value hierarchy. In addition, the update requires enhanced disclosures of the valuation techniques and inputs used in the fair value measurements within Levels 2 and 3. The new disclosure requirements are effective for interim and annual periods beginning after December 15, 2009, except for the disclosure of purchases, sales, issuances and settlements of Level 3 measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010. As ASU 2010-6 only requires enhanced disclosures, the Company does not expect that the adoption of this update will have a material effect on its financial statements.


NOTE 4 - STOCKHOLDERS' EQUITY (DEFICIT)

The Company is authorized to issue 75,000,000 shares of its $0.001 par value common stock.

On February 23, 2007, a shareholder contributed capital of $400 for incorporating fees.

On December 11, 2007, the Company issued 11,250,000 shares of its common stock to its founder for $11,250 in cash. The Founder then transferred these shares to an outside party for the same price on December 31, 2007.

On December 15, 2007, a shareholder contributed capital of $585 for registration fees.

The Company was a subsidiary of Tropical PC, Inc. On December 31, 2007, the record shareholders of Tropical PC, Inc. received a spin off dividend of one
(1) common share, par value $0.001, of Monster Offers common stock for every share of Tropical PC, Inc. common stock owned for a total 810,000 common shares issued. Of these 810,000 shares, 600,000 were returned to the Company and cancelled.

On December 31, 2007, the Company issued 7,500,000 shares of its common stock pursuant to a Regulation D 506 offering for $33,750 in cash.

                                       F-7b

                                 Monster Offers
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2010
                                  (Unaudited)

NOTE 4 - STOCKHOLDERS' EQUITY (DEFICIT)-(continued)

On December 21, 2009, the Company authorized the sale of 13,500,000 unregistered restricted common shares in exchange for $13,500. $12,500 was received in December 2009, with a subscription receivable of $1,000 paid in January 2010.

In August 2010, the Company reached a mutually agreeable understanding with a non-affiliated shareholder to cancel 1,000,000 unregistered common shares he owns. These unregistered restricted shares were issued in a private offering with the understanding that the shareholder would purchase these shares and provide technical expertise to the company. Since the services were not delivered to the company's satisfaction, it has been agreed that these 1,000,000 unregistered common shares will be canceled and returned to the Company.

On August 30, 2010, the Company authorized the issuance of 8,000,000 shares of restricted common stock, as per an Asset Exchange Agreement whereby an officer/director of the Company is to receive these shares of restricted common stock in exchange for cash of $8,000 and a computer software program called the Social Network Action Platform (SNAP). This software program was essential in order to launch the Company's website, www.monsteroffers.com. Until such time as the company can complete a thorough evaluation of the intangible acquired, as of September 30, 2010, the Company placed a nominal value on the software, based at par value $0.001 of the stock to be issued for this software. This may create an adjustment to the carrying value. Further, as of September 30, 2010, a stock payable of $8,000 has been recorded.

On September 1, 2010, the Company authorized the sale of 550,000 unregistered restricted common shares to three shareholders in exchange for entering into consulting agreements and cash of $550. The services of these consultants was necessary for the launch of the Company's website by integrating the recently acquired software into the site. A total fair value of $182,768 was placed by expensing the normal hourly rate charged by these consultants for the services rendered during the quarter. A stock payable of $182,768 has been recorded as of September 30, 2010, and a total of $150 was received from one consultant and has been reduced from total consulting expense.

As of September 30, 2010 and September 30, 2009, the Company has 31,460,000 and 18,960,000 shares of its common stock issued and outstanding, respectively.


                                     F-8b

                                 Monster Offers
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2010
                                  (Unaudited)


NOTE 5 - RELATED PARTY TRANSACTIONS

For the nine months ended September 30, 2010 and 2009, the Company received $2,602 and $249,350, respectively, from customers in which one of the Company's shareholders had ownership or was an affiliate, for work performed by subcontractors who are also related parties. Thus, commissions from related parties represent most of the Company's revenue.

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business and may, in the future, become involved in other business opportunities.
If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

On August 5, 2010, the Company entered into an Asset Exchange Agreement whereby an officer/director of the Company received 8,000,000 shares of restricted common stock in exchange for cash of $8,000 and a computer software program called the Social Network Action Platform (SNAP). Until such time as the company can complete a thorough evaluation on this software, as of September 30, 2010, the Company placed a nominal value on the software, based at par value $0.001 of the stock to be issued for this software. Further, as of September 30, 2010, a stock payable of $8,000 has been recorded.


NOTE 6 - CONCENTRATION OF CREDIT RISKS

Cash Balances
-------------
The Company maintains its cash in various financial institutions in the United States. Balances maintained are insured by the Federal Deposit Insurance Corporation (FDIC). This government corporation insured balances up to $100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009. All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December 31, 2013.

                                     F-9b

                                 Monster Offers
                          (A Development Stage Company)
                        Notes to the Financial Statements
                               September 30, 2010
                                  (Unaudited)


NOTE 7 - SUBSEQUENT EVENT

On or about November 9, 2010, the Company entered into an agreement with Asher Enterprises, Inc., a Delaware corporation, an accredited investor, whereby Asher Enterprises loaned the Company the aggregate principal amount of $53,000.00 together with any interest at the rate of eight percent (8%) per annum, until the maturity date of July 18, 2011. This Note may not be prepaid in whole or in part. If the Note is not paid in full with interest on the maturity date, the note holder has the right to convert this Note into restricted common shares of the Company. The conversion price shall equal the "Variable Conversion Price" (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower). The "Variable Conversion Price" shall mean 61% multiplied by the Market Price (representing a discount rate of 39%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile.









                                       F-10b

                      [OUTSIDE BACK COVER OF PROSPECTUS]


_____________________________________________________________________________


                                MONSTER OFFERS
                        7,500,000 SHARES of COMMON STOCK

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


_____________________________________________________________________________

                                    PART II

                 INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Nature of Expenses:
                                                                Amount
                                                                ------

U. S. Securities and Exchange Commission registration fee       $   174
Legal fees and miscellaneous expenses*                          $ 7,500
Audit Fees*                                                     $ 2,500
Transfer Agent Fees*                                            $ 2,000
Printing*                                                       $   326
                                                                -------
Total                                                           $12,500
                                                                =======

*Estimated Expenses.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the Selling Stockholders. The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation provide for indemnification to the full extent permitted by the laws of the State of Nevada for each person who becomes a party to any civil or criminal action or proceeding by reason of the fact that he, or his testator, or intestate, is or was a director or officer of the corporation or served any other corporation of any type or kind, domestic or foreign in any capacity at the request of the corporation. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.

We have no other indemnification provisions in our Certificate of Incorporation, Bylaws or otherwise specifically providing for indemnification of directors, officers and controlling persons against liability under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On December 11, 2007 we issued 11,250,000 par value $0.001 common shares of stock to the Company's founder for $11,250 cash. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Monster Offers was a wholly-owned subsidiary of Tropical PC. The shares of Monster Offers were issued to each of Tropical PC's shareholders as a spin-off dividend of Tropical PC, Inc. on a proportional basis. The record shareholders of Tropical PC received one (1) unregistered common share, par value $0.001, of Monster Offers Corporation common stock for every share of Tropical PC common stock owned. The Tropical PC Corporation stock dividend was based on 810,000 shares of Tropical PC common stock that were issued and
outstanding as of the record date.   The Company purchased 600,000 spin-off
shares from Tropical PC's original founder at par value. These 600,000 shares were returned to the Monster Offers treasury to be used as future officer compensation, contingent on making Monster Offers profitable over the next two years.

In December, 2007, we conducted a private placement without any general solicitation or advertisement. The Company issued 7,500,000 shares of its $0.001 par value common stock to non-affiliated investors for cash of $33,750 pursuant to a Regulation D, Rule 506 of the Securities Exchange Act of 1934. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. Some of the investors were accredited and some were sophisticated investors with access to information about the Company.

On December 21, 2009, the Company authorized the sale of 13,500,000 unregistered restricted common shares in exchange for $13,500. The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. These non-accredited investors were sophisticated with access to information about the Company The shares of common stock issued will contain a legend restricting transferability absent registration or applicable exemption.

In August 2010, the Company reached a mutually agreeable understanding with a non-affiliated shareholder to cancel 1,000,000 unregistered common shares he owns. These unregistered restricted shares were issued in a private offering with the understanding that the shareholder would purchase these shares and provide technical expertise to the company. Since the services were not delivered to the company's satisfaction, it has been agreed that these 1,000,000 unregistered common shares will be canceled and returned to the Company.

On August 30, 2010, Monster Offers issued 8,000,000 shares of its unregistered common stock to Mr. Paul Gain, manager of Prime Mover Global, LLC. in exchange for a one hundred (100%) percent ownership interest in the SNAP Software. The shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. Mr. Gain, is a financially sophisticated individual. Before he received these unregistered securities he was known to us and our management, through pre-existing business relationships, as a long standing business associate. We did not engage in any form of general solicitation or general advertising in connection with this transactions.
Mr. Gain was provided access to all material information, which he requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Mr. Gain acquired these securities for investment and not with a view toward distribution, acknowledging such intent
to us.  He understood the ramifications of his actions.   The shares of
common stock issued contained a legend restricting transferability absent registration or applicable exemption.

On September 1, 2010, Monster Offers issued 550,000 shares of its unregistered common stock to Messrs. Stephen Hall (150,000 shares), Scott Wilcox (200,000 shares) and Paul West (200,000 shares) in exchange for their consulting services rendered and to be rendered to the Company. The shares will be issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

On November 18, 2010, Monster Offers issued 125,000 unregistered restricted shares to Emerging Growth Research, LLC in accordance with the terms of the Investor and Public Relations Agreement, dated November 10, 2010, entered into between us and Emerging Growth Research, LLC. We believe that the issuance is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. Emerging Growth Research, LLC was provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. Emerging Growth Research, LLC acquired these securities for investment and not with a view toward distribution. The shares of common stock issued will contain a legend restricting transferability absent registration or applicable exemption.

ITEM 16. EXHIBITS

                                                     Incorporated by Reference
                                                     -------------------------
                                        Filed          Period           Filing
Exhibit       Exhibit Description     herewith  Form   ending  Exhibit   date
-------------------------------------------------------------------------------
 3.1       Articles of Incorporation,            SB-2          3.1   01/15/2008
           as currently in effect
-------------------------------------------------------------------------------
 3.2       Bylaws                                SB-2          3.2   01/15/2008
           as currently in effect
-------------------------------------------------------------------------------
 3.3       Amended Articles of                   SB-2          3.3   01/15/2008
           Incorporation as currently
           in effect.
-------------------------------------------------------------------------------
 5.1       Opinion of Thomas C. Cook, Esq.       S-1           5.1   01/28/2011
           regarding the legality of the
           securities being registered
-------------------------------------------------------------------------------
 5.2       Opinion of Thomas C. Cook, Esq.     S-1/A  12/31/10 5.2  02/04/2011
           regarding the legality of the
           securities being registered
-------------------------------------------------------------------------------
10.1       Asset Exchange Agreement by           8-K          10.1   09/02/2010
           and between Monster Offers and
           Prime Mover Global, LLC, dated
           August 5, 2010.
-------------------------------------------------------------------------------
10.2       Share Lock-Up Agreement with          8-K          10.2   09/02/2010
           Scott J. Gerardi dated,
           August 6, 2010.
-------------------------------------------------------------------------------
10.3       Share Lock-Up Agreement with          8-K          10.3   09/02/2010
           Powerhouse Development dated,
           August 6, 2010.
-------------------------------------------------------------------------------
10.4       Share Lock-Up Agreement with          8-K          10.4   09/02/2010
           Paul Gain dated, August 6, 2010.
-------------------------------------------------------------------------------
10.5       Share Lock-Up Agreement with          8-K          10.5   09/02/2010
           Jonathan W. Marshall, dated,
           August 6, 2010.
-------------------------------------------------------------------------------
10.6       Drawdown Equity Financing             8-K          10.6   01/03/2011
           Agreement between Monster Offers
           and Auctus Private Equity Fund,
           LLC dated December 23, 2010.
-------------------------------------------------------------------------------
10.7       Registration Rights Agreement         8-K          10.6   01/03/2011
           between Monster Offers and
           Auctus Private Equity Fund, LLC
           dated December 23, 2010.
-------------------------------------------------------------------------------
23.1       Consent of De Joya Griffith           S-1          23.1   01/28/2011
           & Company, LLC
-------------------------------------------------------------------------------
23.2       Consent of Thomas C. Cook, Esq.       S-1          23.1   01/28/2011
           (included in Exhibit 5.1).
-------------------------------------------------------------------------------
23.3       Consent of De Joya Griffith        S-1/A  12/31/10 23.3  02/04/2011
           & Company, LLC
-------------------------------------------------------------------------------
23.4       Consent of De Joya Griffith    X
           & Company, LLC
-------------------------------------------------------------------------------


ITEM 17. UNDERTAKINGS

The Registrant undertakes:


1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

   1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

   iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

   5. Since the small business issuer is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

   6. Request for Acceleration of Effective Date. If the small business issuer (Registrant) requests acceleration of the effective date of this registration statement under Rule 461 under the Securities Act, it shall include the following:

"Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.



                                    SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bonsall, California on March 8, 2011.

                                    MONSTER OFFERS


                               By:   /s/ Paul Gain
                               -----------------------------------------------
                                         Paul Gain
                                         Chief Executive Officer, President,
                                         Chairman (Principal Executive Officer,
                                         Principal Financial Officer, and
                                         Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

         Signature                        Title                    Date
         ---------      ----------------------------------    ----------------
    /s/ Paul Gain       Chief Executive Officer, President,     March 8, 2011
    -------------       Chairman (Principal Executive Officer,
        Paul Gain       Principal Financial Officer, and
                        Principal Accounting Officer)